Exhibit 99.2

americold

REALTY TRUST

EARNINGS RELEASE & FINANCIAL SUPPLEMENT

Fourth Quarter 2023

Financial Supplement	Fourth Quarter 2023

Financial Supplement	Fourth Quarter 2023

Corporate Profile
We are a global leader in temperature-controlled storage, logistics, real estate and value added services, and are focused on the ownership, operation, acquisition and development of temperature-controlled warehouses. We are organized as a self-administered and self-managed REIT with proven operating, development and acquisition expertise. As of December 31, 2023, we operated a global network of 245 temperature-controlled warehouses encompassing approximately 1.5 billion cubic feet, with 197 warehouses in North America, 27 in Europe, 19 warehouses in Asia-Pacific, and 2 warehouses in South America. In addition, we hold two minority interests in joint ventures, one with SuperFrio, which owns or operates 35 temperature-controlled warehouses in Brazil, and one with the RSA JV, which owns 2 temperature-controlled warehouses in United Arab Emirates.

Corporate Headquarters
10 Glenlake Parkway South Tower, Suite 600
Atlanta, Georgia 30328
Telephone: (678) 441-1400
Website: www.americold.com

Senior Management
George F. Chappelle Jr.: Chief Executive Officer and Director
E. Jay Wells: Chief Financial Officer and Executive Vice President
Robert S. Chambers: President, Americas
Samantha L. Charleston: Chief Human Resources Officer and Executive Vice President
Nathan H. Harwell: Chief Legal Officer and Executive Vice President
R. Scott Henderson: Chief Investment Officer and Executive Vice President
Michael P. Spires: Chief Information Officer and Executive Vice President
Bryan M. Verbarendse: Chief Operating Officer - North America and Executive Vice President
Richard C. Winnall: President, International
Thomas C. Novosel: Chief Accounting Officer and Senior Vice President
Board of Directors
Mark R. Patterson: Chairman of the Board of Directors
George J. Alburger, Jr.: Director
Kelly H. Barrett: Director
Robert L. Bass: Director
George F. Chappelle Jr.: Chief Executive Officer and Director
Antonio F. Fernandez: Director
Pamela K. Kohn: Director
David J. Neithercut: Director
Andrew P. Power: Director

Investor Relations
To request more information or to be added to our e-mail distribution list, please visit our website: www.americold.com
(Please proceed to the Investors section)

Investor Relations
Telephone: 678-459-1959
Email: investor.relations@americold.com

Financial Supplement	Fourth Quarter 2023

Analyst Coverage

Firm	Analyst Name	Contact	Email
Baird Equity Research	Nicholas Thillman	414-298-5053	nthillman@rwbaird.com
Bank of America Merrill Lynch	Joshua Dennerlein	646-855-1681	joshua.dennerlein@bofa.com
Barclays	Brendan Lynch	212-526-9428	brendan.lynch@barclays.com
BNP Paribas Exane Research	Nate Crossett	646-725-3716	nate.crossett@exanebnpparibas.com
Citi	Craig Mailman	212-816-4471	craig.mailman@citi.com
Evercore ISI	Samir Khanal / Steve Sakwa	212-888-3796 / 212-446-9462	samir.khanal@evercoreisi.com / steve.sakwa@evercoreisi.com
Green Street Advisors	Vince Tibone	949-640-8780	vtibone@greenstreet.com
J.P. Morgan	Michael W. Mueller	212-622-6689	michael.w.mueller@jpmorgan.com
KeyBanc	Todd Thomas	917-368-2286	tthomas@key.com
MorningStar Research Services	Suryansh Sharma	314-585-6793	suryansh.sharma@morningstar.com
Raymond James	William A. Crow	727-567-2594	bill.crow@raymondjames.com
RBC	Michael Carroll	440-715-2649	michael.carroll@rbccm.com
Truist	Ki Bin Kim	212-303-4124	kibin.kim@truist.com
Wolfe Research	Andrew Rosivach	646-582-9250	arosivach@wolferesearch.com

Stock Listing Information
The shares of Americold Realty Trust, Inc. are traded on the New York Stock Exchange under the symbol “COLD”.

Credit Ratings

DBRS Morningstar
Credit Rating:	BBB	(Stable Trend)

Fitch
Issuer Default Rating:	BBB	(Stable Outlook)

Moody’s
Issuer Rating:	Baa3	(Stable Outlook)

These credit ratings may not reflect the potential impact of risks relating to the structure or trading of the Company’s securities and are provided solely for informational purposes. Credit ratings are not recommendations to buy, hold or sell any security, and may be revised or withdrawn at any time by the issuing rating agency at its sole discretion. The Company does not undertake any obligation to maintain the ratings or to advise of any change in ratings. Each agency’s rating should be evaluated independently of any other agency’s rating. An explanation of the significance of the ratings may be obtained from each of the rating agencies.

Financial Supplement	Fourth Quarter 2023
AMERICOLD ANNOUNCES FOURTH QUARTER AND FULL YEAR 2023 RESULTS
Delivers Double-Digit AFFO per Share Growth for Full Year 2023

Achieves Record Setting Same-Store Economic Occupancy and Fixed Commitments in Full Year 2023
Delivers Strong Same-Store Warehouse Services NOI margins in Fourth Quarter 2023
Announces Two Inaugural Developments with Canadian Pacific and DP World Strategic Partnerships

Atlanta, GA, February 22, 2024 - Americold Realty Trust, Inc. (NYSE: COLD) (the “Company”), a global leader in temperature-controlled logistics, real estate, and value-added services focused on the ownership, operation, acquisition and development of temperature-controlled warehouses, today announced financial and operating results for the fourth quarter and full year ended December 31, 2023.

George Chappelle, Chief Executive Officer of Americold Realty Trust, stated, “We are pleased with our fourth quarter results where we delivered AFFO per share of $0.38, an increase of over 31% versus the prior year’s quarter. This performance was driven by our global warehouse same store pool, which generated NOI growth of 7.9%, on a constant currency basis. Our strong same-store pool results were driven by our pricing initiatives, record-setting fixed commit levels, aggressive variable cost management, and improved Warehouse Services efficiencies. In the face of a challenging throughput environment, we continued to accelerate our progress and delivered Warehouse Services margins of 6.1% during the fourth quarter of 2023, which is a 330 basis point improvement versus the third quarter of 2023. Additionally, this quarter, we derived 52.2% of rent and storage revenue from fixed commitment storage contracts, which is another record-setting level for Americold.”

“For the full year, we delivered AFFO per share of $1.27, an increase of 14% versus the prior year. When further adjusted for the impact of the cyber event in the second quarter of 2023 and the exit of a large retail customer in our third-party managed business in the fourth quarter 2022, this year over year AFFO per share growth rate would have been 19%. This performance was primarily driven by our global warehouse same store pool, which generated NOI growth of 12.8%, on a constant currency basis. Additionally, our 2023 full year same store economic occupancy was 84.3%, which is a full year record for Americold, and was almost 400 basis points higher than our previous record, which demonstrates that our infrastructure and value-added services continue to remain in high demand.”

“Lastly, we are excited to announce an approximately $130 million greenfield development in Kansas City, Missouri, as part of our collaboration with Canadian Pacific Kansas City, one of North America's largest railroad companies. Additionally, in the fourth quarter, we announced our plans through our RSA JV to build a conventional, multi-customer major market distribution center in Dubai at DP World's Port Jebel Ali Free Zone for $35 million. As we move into 2024, we look forward to progressing on these new developments. These partnerships with CPKC and DP World illustrate Americold's unique ability to create value by collaborating with global leaders in adjacent areas of the supply chain.”

Financial Supplement	Fourth Quarter 2023
Fourth Quarter 2023 Highlights
•Total revenue decreased 5.9% to $679.3 million.
•Total NOI increased 11.5% to $209.8 million.
•Net loss of $226.8 million, or $0.80 loss per diluted common share.
•Core EBITDA increased 17.1% to $160.3 million, and increased 17.6% on a constant currency basis.
•Core FFO of $84.8 million, or $0.30 per diluted common share.
•AFFO of $108.0 million, or $0.38 per diluted common share.
•Global Warehouse segment revenue increased 2.3% to $612.3 million.
•Global Warehouse segment NOI increased 14.4% to $197.1 million.
•Global Warehouse segment same store revenue increased 0.6% on an actual basis, or 1.1% on a constant currency basis, Global Warehouse segment same store NOI increased by 7.3%, or 7.9% on a constant currency basis.
•On October 5, we completed the acquisition of Safeway Freezers, a cold storage facility located in Vineland, New Jersey for approximately $24.0 million. The Company expects to invest an additional $13.0 million in necessary capital expenditures to meet the Americold Operating System standards. The new facility consists of 6.0 million cubic feet and 16,800 pallet positions.
•Completed the expansion project for our site in Plainville, CT for approximately 161.0 million. This site consists of 12.1 million cubic feet and 31,000 pallet positions.
•Announcement of Kansas City, Missouri development as part of our collaboration with Canadian Pacific - Kansas City, or CPKC, one of North Americas’s largest railroad companies. This facility will consist of 13.5 million cubic feet and 22,000 pallet positions.
Full year to Date 2023 Highlights
•Total revenue decreased 8.3% to $2.7 billion.
•Total NOI increased 10.7% to $770.6 million.
•Net loss of $336.3 million, or $1.22 loss per diluted common share.
•Core EBITDA increased 14.5% to $572.1 million, or 15.7% on a constant currency basis.
•Core FFO of $277.7 million, or $1.00 per diluted common share.
•AFFO of $351.6 million, or $1.27 per diluted common share.
•Global Warehouse segment revenue increased 3.8% to $2.4 billion.
•Global Warehouse segment NOI increased 13.6% to $722.6 million.
•Global Warehouse segment same store revenue increased 3.4%, or 4.3% on a constant currency basis, Global Warehouse segment same store NOI increased 11.8%, or 12.8% on a constant currency basis.
Fourth Quarter 2023 Total Company Financial Results
Total revenue for the fourth quarter of 2023 was $679.3 million, a 5.9% decrease, which was driven by decreases in our Third-party managed and Transportation segments, largely offset by growth within our Global Warehouse segment. The growth within our Global Warehouse segment was driven by incremental revenue from recently completed expansion and development projects, our

Financial Supplement	Fourth Quarter 2023
pricing initiatives and rate escalations, partially offset by a decline in throughput due to consumer buying habits, and the unfavorable impact of foreign currency translation.
Total NOI for the fourth quarter of 2023 was $209.8 million, an increase of 11.5% from the same quarter of the prior year. This increase is a result of the improvement in our Global Warehouse segment revenue as previously mentioned, paired with strong variable cost control driving higher warehouse services margins despite the challenging throughput environment.
For the fourth quarter of 2023, the Company reported net loss of $226.8 million, or $0.80 loss per diluted share, compared to net income of $3.0 million, or $0.01 earnings per diluted share, for the comparable quarter of the prior year.
Core EBITDA was $160.3 million for the fourth quarter of 2023, compared to $136.8 million for the comparable quarter of the prior year. This reflects a 17.1% increase over prior year on an actual basis, and 17.6% on a constant currency basis. The increase is due to the same factors driving the increase in NOI mentioned above, as well as a slight reduction in SG&A costs.
For the fourth quarter of 2023, Core FFO was $84.8 million, or $0.30 per diluted share, compared to $70.2 million, or $0.26 per diluted share, for the fourth quarter of 2022.
For the fourth quarter of 2023, AFFO was $108.0 million, or $0.38 per diluted share, compared to $78.2 million, or $0.29 per diluted share, for the same quarter of the prior year.
Please see the Company’s supplemental financial information for the definitions and reconciliations of non-GAAP financial measures to the most comparable GAAP financial measures.
Fourth Quarter 2023 Global Warehouse Segment Results
For the fourth quarter of 2023, Global Warehouse segment revenue was $612.3 million, an increase of $13.6 million, or 2.3%, compared to $598.7 million for the fourth quarter of 2022. This growth was principally driven by recently completed development projects and acquisitions. Additionally, our same-store pool contributed growth resulting from our pricing initiatives and rate escalations. This was partially offset by lower throughput pallets due to consumer buying habits and the unfavorable impact of foreign currency translation.
Global Warehouse segment contribution (NOI) was $197.1 million for the fourth quarter of 2023 as compared to $172.3 million for the fourth quarter of 2022, an increase of $24.8 million or 14.4%. Global Warehouse segment contribution (NOI) increased due to the drivers of warehouse revenue increase mentioned above. Global Warehouse segment margin was 32.2% for the fourth quarter of 2023, a 341 basis point increase compared to the same quarter of the prior year, driven by improvement in our warehouse services margin.
We had 219 same store warehouses for the three months and year ended December 31, 2023. The following table presents revenues, contribution (NOI) and margins for our same store and non-same store warehouses with a reconciliation to the total financial metrics of our warehouse segment for the three months and year ended December 31, 2023. Refer to our “Real Estate Portfolio” section below for the composition of our non-same store pool.

Financial Supplement	Fourth Quarter 2023

	Three Months Ended December 31,			Change
Dollars and units in thousands, except per pallet data	2023 Actual	2023 Constant Currency(1)	2022 Actual	Actual	Constant Currency

TOTAL WAREHOUSE SEGMENT
Number of total warehouses	240		240	n/a	n/a

Rent and storage	$276,641	$278,493	$267,031	3.6%	4.3%
Warehouse services	335,621	336,331	331,659	1.2%	1.4%
Total revenue	$612,262	$614,824	$598,690	2.3%	2.7%
Global Warehouse contribution (NOI)	$197,102	$197,967	$172,327	14.4%	14.9%
Global Warehouse margin	32.2%	32.2%	28.8%	341 bps	341 bps

Global Warehouse rent and storage metrics:
Average economic occupied pallets	4,541	n/a	4,537	0.1%	n/a
Average physical occupied pallets	4,041	n/a	4,229	(4.4)%	n/a
Average physical pallet positions	5,493	n/a	5,415	1.4%	n/a
Economic occupancy percentage	82.7%	n/a	83.8%	-112 bps	n/a
Physical occupancy percentage	73.6%	n/a	78.1%	-453 bps	n/a
Total rent and storage revenue per average economic occupied pallet	$60.92	$61.33	$58.86	3.5%	4.2%
Total rent and storage revenue per average physical occupied pallet	$68.46	$68.92	$63.14	8.4%	9.1%
Global Warehouse services metrics:
Throughput pallets	9,384	n/a	9,963	(5.8)%	n/a
Total warehouse services revenue per throughput pallet	$35.77	$35.84	$33.29	7.4%	7.7%

SAME STORE WAREHOUSE
Number of same store warehouses	219		219	n/a	n/a
Global Warehouse same store revenue:
Rent and storage	$254,642	$256,614	$252,984	0.7%	1.4%
Warehouse services	319,511	320,399	317,648	0.6%	0.9%
Total same store revenue	$574,153	$577,013	$570,632	0.6%	1.1%
Global Warehouse same store contribution (NOI)	$185,124	$186,061	$172,503	7.3%	7.9%
Global Warehouse same store margin	32.2%	32.2%	30.2%	201 bps	202 bps

Global Warehouse same store rent and storage metrics:
Average economic occupied pallets	4,216	n/a	4,299	(1.9)%	n/a
Average physical occupied pallets	3,752	n/a	4,015	(6.6)%	n/a
Average physical pallet positions	5,037	n/a	5,104	(1.3)%	n/a
Economic occupancy percentage	83.7%	n/a	84.2%	-53 bps	n/a
Physical occupancy percentage	74.5%	n/a	78.7%	-418 bps	n/a
Same store rent and storage revenue per average economic occupied pallet	$60.40	$60.87	$58.85	2.6%	3.4%
Same store rent and storage revenue per average physical occupied pallet	$67.87	$68.39	$63.01	7.7%	8.5%
Global Warehouse same store services metrics:
Throughput pallets	8,684	n/a	9,396	(7.6)%	n/a
Same store warehouse services revenue per throughput pallet	$36.79	$36.90	$33.81	8.8%	9.1%

Financial Supplement	Fourth Quarter 2023

	Three Months Ended December 31,			Change
Dollars and units in thousands, except per pallet data	2023 Actual	2023 Constant Currency(1)	2022 Actual	Actual	Constant Currency

NON-SAME STORE WAREHOUSE
Number of non-same store warehouses(2)	21		21	n/a	n/a
Global Warehouse non-same store revenue:
Rent and storage	$21,999	$21,879	$14,047	n/r	n/r
Warehouse services	16,110	15,932	14,011	n/r	n/r
Total non-same store revenue	$38,109	$37,811	$28,058	n/r	n/r
Global Warehouse non-same store contribution (NOI)	$11,978	$11,906	$(176)	n/r	n/r
Global Warehouse non-same store margin	31.4%	31.5%	(0.6)%	n/r	n/r

Global Warehouse non-same store rent and storage metrics:
Average economic occupied pallets	325	n/a	238	n/r	n/a
Average physical occupied pallets	289	n/a	214	n/r	n/a
Average physical pallet positions	456	n/a	311	n/r	n/a
Economic occupancy percentage	71.3%	n/a	76.5%	n/r	n/a
Physical occupancy percentage	63.4%	n/a	68.8%	n/r	n/a
Non-same store rent and storage revenue per average economic occupied pallet	$67.69	$67.32	$59.02	n/r	n/r
Non-same store rent and storage revenue per average physical occupied pallet	$76.12	$75.71	$65.64	n/r	n/r
Global Warehouse non-same store services metrics:
Throughput pallets	700	n/a	567	n/r	n/a
Non-same store warehouse services revenue per throughput pallet	$23.01	$22.76	$24.71	n/r	n/r
(1) The adjustments from our U.S. GAAP operating results to calculate our operating results on a constant currency basis are the effect of changes in foreign currency exchange rates relative to the comparable prior period.
(2) Refer to our “Real Estate Portfolio” section below for the composition of our non-same store pool.
(n/a = not applicable)
(n/r = not relevant)

Financial Supplement	Fourth Quarter 2023

	Year Ended December 31,			Change
Dollars in thousands	2023 Actual	2023 Constant Currency(1)	2022 Actual	Actual	Constant currency

TOTAL WAREHOUSE SEGMENT
Number of total warehouses	240		240	n/a	n/a
Global Warehouse revenue:
Rent and storage	$1,101,741	$1,113,052	$999,388	10.2%	11.4%
Warehouse services	1,289,348	1,299,295	1,303,583	(1.1)%	(0.3)%
Total revenue	$2,391,089	$2,412,347	$2,302,971	3.8%	4.7%
Global Warehouse contribution (NOI)	$722,603	$728,579	$636,232	13.6%	14.5%
Global Warehouse margin	30.2%	30.2%	27.6%	259 bps	258 bps
Units in thousands except per pallet data
Global Warehouse rent and storage metrics:
Average economic occupied pallets	4,546	n/a	4,318	5.3%	n/a
Average physical occupied pallets	4,120	n/a	3,991	3.2%	n/a
Average physical pallet positions	5,442	n/a	5,431	0.2%	n/a
Economic occupancy percentage	83.5%	n/a	79.5%	403 bps	n/a
Physical occupancy percentage	75.7%	n/a	73.5%	222 bps	n/a
Total rent and storage revenue per average economic occupied pallet	$242.35	$244.84	$231.44	4.7%	5.8%
Total rent and storage revenue per average physical occupied pallet	$267.41	$270.16	$250.40	6.8%	7.9%
Global Warehouse services metrics:
Throughput pallets	37,524	n/a	40,093	(6.4)%	n/a
Total warehouse services revenue per throughput pallet	$34.36	$34.63	$32.51	5.7%	6.5%

SAME STORE WAREHOUSE
Number of same store warehouses	219		219	n/a	n/a
Global Warehouse same store revenue:
Rent and storage	$1,024,515	$1,035,596	$944,102	8.5%	9.7%
Warehouse services	1,233,344	1,243,103	1,240,378	(0.6)%	0.2%
Total same store revenue	$2,257,859	$2,278,699	$2,184,480	3.4%	4.3%
Global Warehouse same store contribution (NOI)	$708,521	$714,581	$633,714	11.8%	12.8%
Global Warehouse same store margin	31.4%	31.4%	29.0%	237 bps	235 bps
Units in thousands except per pallet data
Global Warehouse same store rent and storage metrics:
Average economic occupied pallets	4,268	n/a	4,099	4.1%	n/a
Average physical occupied pallets	3,877	n/a	3,788	2.3%	n/a
Average physical pallet positions	5,065	n/a	5,128	(1.2)%	n/a
Economic occupancy percentage	84.3%	n/a	79.9%	433 bps	n/a
Physical occupancy percentage	76.5%	n/a	73.9%	268 bps	n/a
Same store rent and storage revenue per average economic occupied pallet	$240.05	$242.64	$230.32	4.2%	5.3%
Same store rent and storage revenue per average physical occupied pallet	$264.25	$267.11	$249.23	6.0%	7.2%
Global Warehouse same store services metrics:
Throughput pallets	35,227	n/a	37,841	(6.9)%	n/a
Same store warehouse services revenue per throughput pallet	$35.01	$35.29	$32.78	6.8%	7.7%

Financial Supplement	Fourth Quarter 2023

	Year Ended December 31,			Change
Dollars in thousands	2023 Actual	2023 Constant Currency(1)	2022 Actual	Actual	Constant currency

NON-SAME STORE WAREHOUSE
Number of non-same store warehouses(2)	21		21	n/a	n/a
Global Warehouse non-same store revenue:
Rent and storage	$77,226	$77,456	$55,286	n/r	n/r
Warehouse services	56,004	56,192	63,205	n/r	n/r
Total non-same store revenue	$133,230	$133,648	$118,491	n/r	n/r
Global Warehouse non-same store contribution (NOI)	$14,082	$13,998	$2,518	n/r	n/r
Global Warehouse non-same store margin	10.6%	10.5%	2.1%	n/r	n/r
Units in thousands except per pallet data
Global Warehouse non-same store rent and storage metrics:
Average economic occupied pallets	278	n/a	219	n/r	n/a
Average physical occupied pallets	243	n/a	203	n/r	n/a
Average physical pallet positions	377	n/a	303	n/r	n/a
Economic occupancy percentage	73.7%	n/a	72.3%	n/r	n/a
Physical occupancy percentage	64.5%	n/a	67.0%	n/r	n/a
Non-same store rent and storage revenue per average economic occupied pallet	$277.79	$278.62	$252.45	n/r	n/r
Non-same store rent and storage revenue per average physical occupied pallet	$317.80	$318.75	$272.34	n/r	n/r
Global Warehouse non-same store services metrics:
Throughput pallets	2,297	n/a	2,250	n/r	n/a
Non-same store warehouse services revenue per throughput pallet	$24.38	$24.46	$28.09	n/r	n/r

(1) The adjustments from our U.S. GAAP operating results to calculate our operating results on a constant currency basis are the effect of changes in foreign currency exchange rates relative to the comparable prior period.
(2) Refer to our “Real Estate Portfolio” section below for the composition of our non-same store pool.
(n/a = not applicable)
(n/r = not relevant)

Fixed Commitment Rent and Storage Revenue
As of December 31, 2023, $576.8 million of the Company’s annualized rent and storage revenue were derived from customers with fixed commitment storage contracts. This compares to $550.7 million at the end of the third quarter of 2023 and $419.5 million at the end of the fourth quarter of 2022. We continue to make progress on commercializing business under this type of arrangement. On a combined pro forma basis, assuming a full twelve months of acquisitions revenue, 52.2% of rent and storage revenue was generated from fixed commitment storage contracts.

Economic and Physical Occupancy
Contracts that contain fixed commitments are designed to ensure the Company’s customers have space available when needed. For the fourth quarter of 2023, economic occupancy for the total warehouse segment was 82.7% and warehouse segment same store pool was 83.7%, representing a 910 basis point and 921 basis point increase above physical occupancy, respectively. Economic occupancy for the total warehouse segment decreased 112 basis points, and the warehouse segment same store pool decreased 53 basis points as compared to the fourth quarter of 2022. The reduction in occupancy reflects the ramp in manufacturer production during the fourth quarter of 2022 as labor improved, which did not recur in 2023.

Financial Supplement	Fourth Quarter 2023
Real Estate Portfolio
As of December 31, 2023, the Company’s portfolio consists of 245 facilities. The Company ended the fourth quarter of 2023 with 240 facilities in its Global Warehouse segment portfolio and five facilities in its Third-party managed segment. The same store population consists of 219 facilities for the quarter ended December 31, 2023. The remaining 21 non-same store population consists of: three sites acquired through acquisition, 12 sites in the expansion and development phase, three leased sites that we purchased, one temporarily leased facility in Australia, one leased facility we ceased operations during fourth quarter of 2022 in anticipation of the upcoming lease maturity, and one leased site we exited in preparation to lease to a third party.

Balance Sheet Activity and Liquidity
As of December 31, 2023, the Company had total liquidity of approximately $797.4 million, including cash and capacity on its revolving credit facility. Total debt outstanding was $3.2 billion (inclusive of $259.1 million of financing leases/sale lease-backs and exclusive of unamortized deferred financing fees), of which 92% was in an unsecured structure. At quarter end, net debt to pro forma Core EBITDA was approximately 5.6x. The Company’s total debt outstanding includes $3.0 billion of real estate debt, which excludes sale-leaseback and financing lease obligations. The Company’s real estate debt has a remaining weighted average term of 5.3 years and carries a weighted average contractual interest rate of 3.8%. As of December 31, 2023, 88% of the Company’s total debt outstanding was at a fixed rate, inclusive of hedged variable-rate for fixed-rate debt. The Company has no material debt maturities until 2026, inclusive of extension options.

Dividend
On December 12, 2023, the Company’s Board of Directors declared a dividend of $0.22 per share for the fourth quarter of 2023, which was paid on January 12, 2024 to common stockholders of record as of December 31, 2023.

2024 Outlook
The Company announced its 2024 annual AFFO per share guidance to be within the range of $1.32 - $1.42. Refer to page 42 of this Financial Supplement for the details of our annual guidance. The Company’s guidance is provided for informational purposes based on current plans and assumptions and is subject to change. The ranges for these metrics do not include the impact of acquisitions, dispositions, or capital markets activity beyond that which has been previously announced.

Investor Webcast and Conference Call
The Company will hold a webcast and conference call on Thursday, February 22, 2024 at 5:00 p.m. Eastern Time to discuss its fourth quarter 2023 results. A live webcast of the call will be available via the Investors section of Americold Realty Trust’s website at www.americold.com. To listen to the live webcast, please go to the site at least fifteen minutes prior to the scheduled start time in order to register, download and install any necessary audio software. Shortly after the call, a replay of the webcast will be available for 90 days on the Company’s website.
The conference call can also be accessed by dialing 1-877-407-3982 or 1-201-493-6780. The telephone replay can be accessed by dialing 1-844-512-2921 or 1-412-317-6671 and providing the conference ID#13740732. The telephone replay will be available starting shortly after the call until March 7, 2024.
The Company’s supplemental package will be available prior to the conference call in the Investors section of the Company’s website at http://ir.americold.com.

Financial Supplement	Fourth Quarter 2023

About the Company
Americold is a global leader in temperature-controlled logistics real estate and value added services. Focused on the ownership, operation, acquisition and development of temperature-controlled warehouses, Americold owns and/or operates 245 temperature-controlled warehouses, with approximately 1.5 billion refrigerated cubic feet of storage, in North America, Europe, Asia-Pacific, and South America. Americold’s facilities are an integral component of the supply chain connecting food producers, processors, distributors and retailers to consumers.

Non-GAAP Financial Measures
This press release contains non-GAAP financial measures, including NAREIT FFO, core FFO, AFFO, EBITDAre, Core EBITDA; same store segment revenue, contribution (NOI), margin, and maintenance capital expenditures. Definitions of these non-GAAP metrics are included in our quarterly financial supplement, and reconciliations of these non-GAAP measures to their most comparable GAAP metrics are included herein. Each of the non-GAAP measures included in this press release has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of the Company’s results calculated in accordance with GAAP. In addition, because not all companies use identical calculations, the Company’s presentation of non-GAAP measures in this press release may not be comparable to similarly titled measures disclosed by other companies, including other REITs.

Forward-Looking Statements
This press release contains statements about future events and expectations that constitute forward-looking statements. Forward-looking statements are based on our beliefs, assumptions and expectations of our future financial and operating performance and growth plans, taking into account the information currently available to us. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties that may cause our actual results to differ materially from the expectations of future results we express or imply in any forward-looking statements, and you should not place undue reliance on such statements. Factors that could contribute to these differences include the following: rising inflationary pressures, increased interest rates and operating costs; labor and power costs; labor shortages; our relationship with our associates, the occurrence of any work stoppages or any disputes under our collective bargaining agreements and employment related litigation; the impact of supply chain disruptions; risks related to rising construction costs; risks related to expansions of existing properties and developments of new properties, including failure to meet budgeted or stabilized returns within expected time frames, or at all, in respect thereof; uncertainty of revenues, given the nature of our customer contracts; acquisition risks, including the failure to identify or complete attractive acquisitions or failure to realize the intended benefits from our recent acquisitions; difficulties in expanding our operations into new markets; uncertainties and risks related to public health crises; a failure of our information technology systems, systems conversions and integrations, cybersecurity attacks or a breach of our information security systems, networks or processes, including those related to the cyber matter which occurred on April 26, 2023; risks related to implementation of the new ERP system, defaults or non-renewals of significant customer contracts; risks related to privacy and data security concerns, and data collection and transfer restrictions and related foreign regulations; changes in applicable governmental regulations and tax legislation; risks related to current and potential international operations and properties; actions by our competitors and their increasing ability to compete with us; changes in foreign currency exchange rates; the potential liabilities, costs and regulatory impacts associated with our in-house trucking services and the potential disruptions associated with our use of third-party trucking service providers to provide

Financial Supplement	Fourth Quarter 2023
transportation services to our customers; liabilities as a result of our participation in multi-employer pension plans; risks related to the partial ownership of properties, including our JV investments; risks related to natural disasters; adverse economic or real estate developments in our geographic markets or the temperature-controlled warehouse industry; changes in real estate and zoning laws and increases in real property tax rates; general economic conditions; risks associated with the ownership of real estate generally and temperature-controlled warehouses in particular; possible environmental liabilities; uninsured losses or losses in excess of our insurance coverage; financial market fluctuations; our failure to obtain necessary outside financing; risks related to, or restrictions contained in, our debt financings; decreased storage rates or increased vacancy rates; the potential dilutive effect of our common stock offerings; the cost and time requirements as a result of our operation as a publicly traded REIT; and our failure to maintain our status as a REIT.
Words such as “anticipates,” “believes,” “continues,” “estimates,” “expects,” “goal,” “objectives,” “intends,” “may,” “opportunity,” “plans,” “potential,” “near-term,” “long-term,” “projections,” “assumptions,” “projects,” “guidance,” “forecasts,” “outlook,” “target,” “trends,” “should,” “could,” “would,” “will” and similar expressions are intended to identify such forward-looking statements. Examples of forward-looking statements included in this press release include those regarding our 2023 outlook and our migration of our customers to fixed commitment storage contracts. We qualify any forward-looking statements entirely by these cautionary factors. Other risks, uncertainties and factors, including those discussed under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022, and Quarterly Reports on From 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023, and other reports filed with the Securities and Exchange Commission, could cause our actual results to differ materially from those projected in any forward-looking statements we make. We assume no obligation to update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.
Contacts:
Americold Realty Trust, Inc.
Investor Relations
Telephone: 678-459-1959
Email: investor.relations@americold.com

Financial Supplement	Fourth Quarter 2023

Selected Quarterly Financial Data

In thousands, except per share amounts	As of
Capitalization:	Q4 23	Q3 23	Q2 23	Q1 23	Q4 22
Fully diluted common stock outstanding at quarter end(1)	285,771	285,869	272,479	272,522	271,702
Common stock share price at quarter end	$30.27	$30.41	$32.30	$28.45	$28.31
Market value of common equity	$8,650,288	$8,693,276	$8,801,072	$7,753,251	$7,691,884

Gross debt (2)	$3,262,970	$3,165,843	$3,568,567	$3,450,715	$3,331,027
Less: cash and cash equivalents	60,392	53,831	48,873	47,222	53,063
Net debt	$3,202,578	$3,112,012	$3,519,694	$3,403,493	$3,277,964

Total enterprise value	$11,852,866	$11,805,288	$12,320,766	$11,156,744	$10,969,848
Net debt / total enterprise value	27.0%	26.4%	28.6%	30.5%	29.9%
Net debt to pro forma Core EBITDA(2)	5.58x	5.68x	6.59x	6.54x	6.61x

	Three Months Ended
Selected Operational Data:	Q4 23	Q3 23	Q2 23	Q1 23	Q4 22
Warehouse segment revenue	$612,262	$602,605	$581,170	$595,052	$598,690
Total revenue	679,291	667,939	649,610	676,489	721,504
Operating (loss) income	(194,321)	33,000	20,667	32,349	33,044
Net (loss) income from continuing operations	(226,800)	(2,299)	(96,527)	(190)	4,917
Net (loss) income	(226,800)	(2,096)	(104,802)	(2,571)	2,955
Total warehouse segment contribution (NOI) (3)	197,102	177,832	172,842	174,827	172,327
Total segment contribution (NOI) (3)	209,835	189,120	184,051	187,566	188,226

Selected Other Data:
Core EBITDA (4)	$160,270	$144,047	$134,687	$133,076	$136,822
Core funds from operations (FFO) (1)(4)	84,764	69,587	62,497	60,846	70,168
Adjusted funds from operations (AFFO) (1)(4)	108,017	88,162	75,557	79,889	78,219

Net (loss) income per share - basic	$(0.80)	$(0.01)	$(0.39)	$(0.01)	$0.01
Net (loss) income per share - diluted	$(0.80)	$(0.01)	$(0.39)	$(0.01)	$0.01
Core FFO per diluted share (4)	$0.30	$0.25	$0.23	$0.22	$0.26
AFFO per diluted share (4)	$0.38	$0.32	$0.28	$0.29	$0.29
Dividend distributions declared per common share (5)	$0.22	$0.22	$0.22	$0.22	$0.22
Diluted AFFO payout ratio (6)	57.9%	68.8%	78.6%	75.9%	75.9%

Portfolio Statistics:
Total global warehouses	245	243	242	243	242
Average economic occupancy	82.7%	83.0%	84.4%	84.0%	83.8%
Average physical occupancy	73.6%	74.7%	77.2%	77.3%	78.1%
Total global same-store warehouses	219	219	220	221	208

Financial Supplement	Fourth Quarter 2023

(1) Assumes the exercise of all outstanding stock options using the treasury stock method, conversion of all outstanding restricted stock and OP units, and incorporates forward contracts using the treasury stock method

	As of
(2) Net Debt to Core EBITDA Computation	12/31/2023	12/31/2022
Total debt	$3,252,392	$3,317,983
Deferred financing costs	10,578	13,044
Gross debt	$3,262,970	$3,331,027
Adjustments:
Less: cash, cash equivalents and restricted cash	60,392	53,063
Net debt	$3,202,578	$3,277,964
Core EBITDA - last twelve months	$572,080	$499,766
Net Core EBITDA from acquisitions, dispositions and lease exits (a)	2,069	(3,588)
Pro forma Core EBITDA - last twelve months	$574,149	$496,178
Net debt to pro forma Core EBITDA	5.58x	6.61x
(a) As of December 31, 2023, amount includes nine months of Core EBITDA from the Safeway acquisition prior to Americold’s ownership as well as the facility lease expense for sites that it previously incurred operating lease expense for but was subsequently purchased.

(3) Reconciliation of segment contribution (NOI)
	Three Months Ended
	Q4 23	Q3 23	Q2 23	Q1 23	Q4 22
Warehouse segment contribution (NOI)	$197,102	$177,832	$172,842	$174,827	$172,327
Transportation segment contribution (NOI)	10,912	9,659	9,809	11,660	14,452
Third-party managed segment contribution (NOI)	1,821	1,629	1,400	1,079	1,447
Total segment contribution (NOI)	$209,835	$189,120	$184,051	$187,566	$188,226
Depreciation and amortization	(94,099)	(89,728)	(84,892)	(85,024)	(82,467)
Selling, general and administrative	(57,763)	(52,383)	(53,785)	(62,855)	(60,073)
Acquisition, cyber incident and other, net	(15,774)	(13,931)	(27,235)	(7,147)	(11,899)
(Loss) gain from sale of real estate	(5)	(78)	2,528	(191)	21
Impairment of indefinite and long-lived assets	(236,515)	—	—	—	(764)
U.S. GAAP operating (loss) income	($194,321)	$33,000	$20,667	$32,349	$33,044

(4) See “Reconciliation of Net (Loss) Income to NAREIT FFO, Core FFO, and AFFO” and “Reconciliation of Net (Loss) Income to EBITDA, EBITDAre, and Core EBITDA” pages 19-21

(5) Distributions per common share	Three Months Ended
	Q4 23	Q3 23	Q2 23	Q1 23	Q4 22
Distributions declared on common stock during the quarter	$62,645	$62,868	$59,921	$59,932	$59,751
Common stock outstanding at quarter end	283,699	283,517	270,186	270,096	269,815
Distributions declared per common share	$0.22	$0.22	$0.22	$0.22	$0.22

(6) Calculated as distributions declared on common stock divided by AFFO per weighted average diluted share

Financial Supplement	Fourth Quarter 2023

Financial Information

Americold Realty Trust, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands, except shares and per share amounts)
	December 31, 2023	December 31, 2022
Assets
Property, buildings, and equipment:
Land	$820,831	$786,975
Buildings and improvements	4,464,359	4,245,607
Machinery and equipment	1,565,431	1,407,874
Assets under construction	452,312	526,811
	7,302,933	6,967,267
Accumulated depreciation	(2,196,196)	(1,901,450)
Property, buildings, and equipment – net	5,106,737	5,065,817

Operating lease right-of-use assets	343,532	352,553
Accumulated amortization-operating leases	(96,230)	(76,334)
Operating leases-net	247,302	276,219
Financing Leases:
Buildings and improvements	13,542	13,546
Machinery and equipment	161,446	127,009
	174,988	140,555
Accumulated depreciation	(69,824)	(57,626)
Financing leases – net	105,164	82,929

Cash, cash equivalents, and restricted cash	60,392	53,063
Accounts receivable, net of allowance of $21,647 and $15,951 at December 31, 2023 and 2022, respectively	426,048	430,042
Identifiable intangible assets – net	897,414	925,223
Goodwill	794,004	1,033,637
Investments in and advances to partially owned entities and other	38,113	78,926
Other assets	194,078	158,705
Total assets	$7,869,252	$8,104,561

Liabilities and equity
Liabilities:
Borrowings under revolving line of credit	$392,156	$500,052
Accounts payable and accrued expenses	568,764	557,540
Senior unsecured notes and term loans - net of deferred financing cost of $10,578 and $13,044 at December 31, 2023 and 2022, respectively	2,601,122	2,569,281
Sale-leaseback financing obligations	161,937	171,089
Financing lease obligations	97,177	77,561
Operating lease obligations	240,251	264,634
Unearned revenue	28,379	32,046
Pension and postretirement benefits	1,624	1,531
Deferred tax liability - net	135,797	135,098
Multiemployer pension plan withdrawal liability	7,458	7,851
Total liabilities	4,234,665	4,316,683

Equity
Stockholders' equity
Common stock, $0.01 par value per share – 500,000,000 authorized shares; 283,699,120 and 269,814,956 issued and outstanding at December 31, 2023 and 2022, respectively	2,837	2,698
Paid-in capital	5,625,907	5,191,969
Accumulated deficit and distributions in excess of net earnings	(1,995,975)	(1,415,198)
Accumulated other comprehensive loss	(16,640)	(6,050)
Total stockholders’ equity	3,616,129	3,773,419
Noncontrolling interests:
Noncontrolling interests in operating partnership	18,458	14,459
Total equity	3,634,587	3,787,878

Total liabilities and equity	$7,869,252	$8,104,561

Financial Supplement	Fourth Quarter 2023

Americold Realty Trust, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)
(In thousands, except per share amounts)
	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Revenues:
Rent, storage, and warehouse services	$612,262	$598,690	$2,391,089	$2,302,971
Transportation services	57,878	76,190	239,670	313,358
Third-party managed services	9,151	46,624	42,570	298,406
Total revenues	679,291	721,504	2,673,329	2,914,735
Operating expenses:
Rent, storage, and warehouse services cost of operations	415,160	426,363	1,668,486	1,666,739
Transportation services cost of operations	46,966	61,738	197,630	265,956
Third-party managed services cost of operations	7,330	45,177	36,641	286,077
Depreciation and amortization	94,099	82,467	353,743	331,446
Selling, general, and administrative	57,763	60,073	226,786	231,067
Acquisition, cyber incident, and other, net	15,774	11,899	64,087	32,511
Impairment of indefinite and long-lived assets	236,515	764	236,515	7,380
Loss (gain) on sale of real estate	5	(21)	(2,254)	5,689
Total operating expenses	873,612	688,460	2,781,634	2,826,865

Operating (loss) income	(194,321)	33,044	(108,305)	87,870

Other income (expense)
Interest expense	(33,681)	(33,407)	(140,107)	(116,127)
Loss on debt extinguishment, modifications and termination of derivative instruments	(627)	(933)	(2,482)	(3,217)
Gain (loss) from partially owned entities	174	(139)	(1,442)	(918)
Impairment of related party loan receivable	—	—	(21,972)	—
Loss on put option	—	—	(56,576)	—
Other, net	1,054	3,661	2,795	2,464
(Loss) income from continuing operations before income taxes	(227,401)	2,226	(328,089)	(29,928)

Income tax benefit (expense)
Current	(2,627)	(721)	(8,508)	(3,725)
Deferred	3,228	3,412	10,781	22,561
Income tax benefit	601	2,691	2,273	18,836

Net (loss) income
Net (loss) income from continuing operations	(226,800)	4,917	(325,816)	(11,092)
Net loss from discontinued operations	—	(1,962)	(10,453)	(8,382)
Net (loss) income	$(226,800)	$2,955	$(336,269)	$(19,474)
Net loss attributable to noncontrolling interests	41	11	(54)	(34)
Net (loss) income attributable to Americold Realty Trust, Inc.	$(226,841)	$2,944	$(336,215)	$(19,440)

Weighted average common stock outstanding – basic	284,263	269,826	275,773	269,565
Weighted average common stock outstanding – diluted	284,263	270,770	275,773	269,565

Net (loss) income per common share - basic	$(0.80)	$0.02	$(1.18)	$(0.04)
Net loss per common share from discontinued operations - basic	$—	$(0.01)	$(0.04)	$(0.03)
Basic (loss) income per share	$(0.80)	$0.01	$(1.22)	$(0.07)

Net (loss) income per common share - diluted	$(0.80)	$0.02	$(1.18)	$(0.04)
Net loss per common share from discontinued operations - diluted	$—	$(0.01)	$(0.04)	$(0.03)
Diluted (loss) income per share	$(0.80)	$0.01	$(1.22)	$(0.07)

Financial Supplement	Fourth Quarter 2023

Reconciliation of Net (Loss) Income to NAREIT FFO, Core FFO, and AFFO
(In thousands, except per share amounts)
	Three Months Ended					YTD
	Q4 23	Q3 23	Q2 23	Q1 23	Q4 22	2023	2022
Net (loss) income	$(226,800)	$(2,096)	$(104,802)	$(2,571)	$2,955	$(336,269)	$(19,474)
Adjustments:
Real estate related depreciation	57,183	56,373	54,740	54,541	53,094	222,837	210,171
Loss (gain) on sale of real estate	5	78	(2,528)	191	(21)	(2,254)	5,689
Net loss (gain) on asset disposals	260	(25)	—	—	175	235	1,135
Impairment charges on real estate assets	—	—	—	—	—	—	3,407
Our share of reconciling items related to partially owned entities	280	290	232	903	1,209	1,705	4,410
NAREIT Funds from operations	$(169,072)	$54,620	$(52,358)	$53,064	$57,412	$(113,746)	$205,338
Adjustments:
Net loss (gain) on sale of non-real estate assets	3,312	(296)	289	420	2,274	3,725	2,421
Acquisition, cyber incident and other, net	15,774	13,931	27,235	7,147	11,899	64,087	32,511
Goodwill impairment	236,515	—	—	—	—	236,515	3,209
Loss on debt extinguishment, modifications and termination of derivative instruments	627	683	627	545	933	2,482	3,217
Foreign currency exchange (gain) loss	(28)	705	212	(458)	(2,477)	431	975
Gain on legal settlement related to prior period operations	(2,180)	—	—	—	—	(2,180)	—
Gain on extinguishment of New Market Tax Credit Structure	—	—	—	—	—	—	(3,410)
Loss on deconsolidation of subsidiary contributed to LATAM joint venture	—	—	—	—	—	—	4,148
Our share of reconciling items related to partially owned entities	(184)	147	(27)	128	127	64	574
(Gain) loss from discontinued operations, net of tax	—	(203)	8,275	—	—	8,072	—
Impairment of related party receivable	—	—	21,972	—	—	21,972	—
Loss on put option	—	—	56,576	—	—	56,576	—
Gain on sale of LATAM JV	—	—	(304)	—	—	(304)	—
Core FFO(b)	$84,764	$69,587	$62,497	$60,846	$70,168	$277,694	$248,983
Adjustments:
Amortization of deferred financing costs and pension withdrawal liability	1,290	1,286	1,279	1,240	1,305	5,095	4,833
Amortization of below/above market leases	360	369	375	402	534	1,506	2,131
Non-real estate asset impairment	—	—	—	—	764	—	764
Straight-line net rent	597	544	361	(491)	333	1,011	747
Deferred income tax benefit	(3,228)	(2,473)	(1,459)	(3,621)	(3,412)	(10,781)	(22,561)
Stock-based compensation expense	5,780	6,203	4,639	6,970	5,036	23,592	27,137
Non-real estate depreciation and amortization	36,916	33,355	30,152	30,483	29,373	130,906	121,275
Maintenance capital expenditures	(18,670)	(20,907)	(22,590)	(16,244)	(26,701)	(78,411)	(85,511)
Our share of reconciling items related to partially owned entities	208	198	303	304	819	1,013	2,482
Adjusted FFO(b)	$108,017	$88,162	$75,557	$79,889	$78,219	351,625	$300,280

Financial Supplement	Fourth Quarter 2023

Reconciliation of Net (Loss) Income to NAREIT FFO, Core FFO, and AFFO (continued)
(In thousands except per share amounts)
	Three Months Ended					YTD
	Q4 23	Q3 23	Q2 23	Q1 23	Q4 22	2023	2022

NAREIT Funds from operations(b)	$(169,072)	$54,620	$(52,358)	$53,064	$57,412	$(113,746)	$205,338
Core FFO(b)	$84,764	$69,587	$62,497	$60,846	$70,168	$277,694	$248,984
Adjusted FFO(b)	$108,017	$88,162	$75,557	$79,889	$78,219	$351,625	$300,281

Reconciliation of weighted average shares:
Weighted average basic shares for net income calculation	284,263	278,137	270,462	270,230	269,826	275,773	269,565
Dilutive stock options and unvested restricted stock units	502	519	695	778	944	624	1,041
Weighted average dilutive shares	284,765	278,656	271,157	271,008	270,770	276,397	270,606

NAREIT FFO - basic per share(b)	$(0.59)	$0.20	$(0.19)	$0.20	$0.21	$(0.41)	$0.76
NAREIT FFO - diluted per share(b)	$(0.59)	$0.20	$(0.19)	$0.20	$0.21	$(0.41)	$0.76

Core FFO - basic per share (b)	$0.30	$0.25	$0.23	$0.23	$0.26	$1.01	$0.92
Core FFO - diluted per share(b)	$0.30	$0.25	$0.23	$0.22	$0.26	$1.00	$0.92

Adjusted FFO - basic per share (b)	$0.38	$0.32	$0.28	$0.30	$0.29	$1.28	$1.11
Adjusted FFO - diluted per share(b)	$0.38	$0.32	$0.28	$0.29	$0.29	$1.27	$1.11
(a)Maintenance capital expenditures include capital expenditures made to extend the life of, and provide future economic benefit from, our existing temperature-controlled warehouse network and its existing supporting personal property and information technology.
(b)During the three and six months ended June 30, 2023, management excluded losses from discontinued operations from Core FFO applicable to common stockholders, and Adjusted FFO applicable to common stockholders and included certain losses from discontinued operations for NAREIT FFO and all of the related per share amounts for Core, NAREIT, and Adjusted FFO. For purposes of comparability using this same approach, the following adjusted historical results recasted are as follows:

	Three Months Ended-Recasted		YTD Recasted
(In thousands except per share amounts)	Q1 23	Q4 22	2023	2022
NAREIT FFO	$52,432	$56,457	$(114,378)	$202,088
Core FFO	$62,547	$71,157	$279,395	$254,078
Adjusted FFO applicable to common shareholders	$81,506	$78,717	$353,242	$303,007

NAREIT FFO - basic per share	$0.19	$0.21	$(0.41)	$0.75
NAREIT FFO - diluted per share	$0.19	$0.21	$(0.41)	$0.75

Core FFO - basic per share	$0.23	$0.26	$1.01	$0.94
Core FFO - diluted per share	$0.23	$0.26	$1.01	$0.94

Adjusted FFO - basic per share	$0.30	$0.29	$1.28	$1.12
Adjusted FFO - diluted per share	$0.30	$0.29	$1.28	$1.12

Financial Supplement	Fourth Quarter 2023

Reconciliation of Net (Loss) Income to EBITDA, NAREIT EBITDAre, and Core EBITDA
(In thousands)
	Three Months Ended					Year End
	Q4 23	Q3 23	Q2 23	Q1 23	Q4 22	2023	2022
Net (loss) income	$(226,800)	$(2,096)	$(104,802)	$(2,571)	$2,955	$(336,269)	$(19,474)
Adjustments:
Depreciation and amortization	94,099	89,728	84,892	85,024	82,467	353,743	331,446
Interest expense	33,681	35,572	36,431	34,423	33,407	140,107	116,127
Income tax (benefit) expense	(601)	(492)	464	(1,644)	(2,691)	(2,273)	(18,836)
EBITDA	$(99,621)	$122,712	$16,985	$115,232	$116,138	$155,308	$409,263
Adjustments:
Loss (gain) on sale of real estate	5	78	(2,528)	191	(21)	(2,254)	5,689
Adjustment to reflect share of EBITDAre of partially owned entities	1,533	1,495	3,085	2,883	5,019	8,996	17,815
NAREIT EBITDAre(a)	$(98,083)	$124,285	$17,542	$118,306	$121,136	$162,050	$432,767
Adjustments:
Acquisition, cyber incident and other, net	15,774	13,931	27,235	7,147	11,899	64,087	32,511
(Gain) loss from investments in partially owned entities	(174)	259	709	3,029	2,101	3,823	9,300
Impairment of indefinite and long-lived assets	236,515	—	—	—	764	236,515	7,380
Foreign currency exchange (gain) loss	(28)	705	212	(458)	(2,477)	431	975
Stock-based compensation expense	5,780	6,203	4,639	6,970	5,036	23,592	27,137
Loss on debt extinguishment, modifications and termination of derivative instruments	627	683	627	545	933	2,482	3,217
Gain (loss) on real estate and other asset disposals	3,572	(321)	289	420	2,449	3,960	3,556
Gain on legal settlement related to prior period operations	(2,180)	—	—	—	—	(2,180)	—
Gain on extinguishment of New Market Tax Credit Structure	—	—	—	—	—	—	(3,410)
Loss on deconsolidation of subsidiary contributed to LATAM joint venture	—	—	—	—	—	—	4,148
Reduction in EBITDAre from partially owned entities	(1,533)	(1,495)	(3,085)	(2,883)	(5,019)	(8,996)	(17,815)
Gain from sale of partially owned entities	—	—	(304)	—	—	(304)	—
(Gain) loss from discontinued operations, net of tax	—	(203)	8,275	—	—	8,072	—
Impairment of related party receivable	—	—	21,972	—	—	21,972	—
Loss on put option	—	—	56,576	—	—	56,576	—
Core EBITDA	$160,270	$144,047	$134,687	$133,076	$136,822	572,080	499,766
(a)During the three and six months ended June 30, 2023, management included certain losses from discontinued operations in NAREIT EBITDAre. For purposes of comparability using this same approach, the following adjusted historical results recasted are as follows:

	Three Months Ended-Recasted		Year End Recasted
(In thousands)	Q1 23	Q4 22	2023	2022
NAREIT EBITDAre	$116,872	$117,602	$160,616	$419,791

Financial Supplement	Fourth Quarter 2023

Acquisition, cyber incident and other, net
Dollars in thousands

This caption represents certain corporate costs that are highly variable from period to period and will be further detailed in our Annual Report on Form 10-K.

In addition to the costs recorded to Acquisition, cyber incident and other disclosed in the table below, the Company has invested $43.9 million as of December 31, 2023 and $3.3 million as of December 31, 2022 since the inception of Project Orion which is included in “Other Assets” on the condensed consolidated balance sheet.

	Three Months Ended December 31,		Year Ended December 31,
Acquisition, cyber incident and other, net	2023	2022	2023	2022
Project Orion expenses	6,226	3,945	13,929	3,945
Cyber incident related costs, net of insurance recoveries	4,474	(1,425)	28,877	(2,210)
Pension plan termination charges	2,461	—	2,461	—
Severance costs	2,197	1,470	11,668	6,530
Acquisition and integration related costs	257	4,194	5,094	20,073
Litigation	159	—	558	179
Other, net	—	—	1,500	(160)
Terminated site operations costs	—	3,715	—	4,154
Total Acquisition, cyber incident and other, net	$15,774	$11,899	$64,087	$32,511

Financial Supplement	Fourth Quarter 2023

Debt Detail and Maturities
(In thousands)
	As of December 31, 2023
Indebtedness:	Carrying Value	Contractual Interest Rate(1)	Effective Interest Rate(2)	Stated Maturity Date(3)

Unsecured Debt(4)
Senior Unsecured Revolving Credit Facility - C$35M(5)	26,429	CDOR + 0.84%	6.88%	08/2027
Senior Unsecured Revolving Credit Facility - £78M(5)	99,302	SONIA + 0.84%	6.67%	08/2027
Senior Unsecured Revolving Credit Facility - USD(5)	34,000	SOFR + 0.84%	6.86%	08/2027
Senior Unsecured Revolving Credit Facility - A$191M(5)	130,108	BBSW + 0.84%	5.81%	08/2027
Senior Unsecured Revolving Credit Facility - €68M(5)	74,513	EURIBOR + 0.84%	5.29%	08/2027
Senior Unsecured Revolving Credit Facility - NZD44M(5)	27,804	BKBM + 0.84%	7.08%	08/2027
Senior Unsecured Term Loan A Facility Tranche A-1 - USD	375,000	SOFR + 0.94%	4.90%	08/2027
Senior Unsecured Term Loan A Facility Tranche A-2 - C$250M	188,775	CDOR + 0.94%	4.77%	01/2028
Senior Unsecured Term Loan A Facility Tranche A-3 - USD	270,000	SOFR + 0.94%	4.26%	01/2028
Series A notes - USD	200,000	4.68%	4.76%	01/2026
Series B notes - USD	400,000	4.86%	4.92%	01/2029
Series C notes - USD	350,000	4.10%	4.15%	01/2030
Series D notes - €400M	441,560	1.62%	1.67%	01/2031
Series E notes - €350M	386,365	1.65%	1.70%	01/2033
Total Unsecured Real Estate Debt	$3,003,856	3.84%	4.02%	5.3 years

Sale-leaseback financing obligations	161,937	10.99%
Financing lease obligations	97,177	3.90%
Total Debt Outstanding	$3,262,970	4.20%

Less: unamortized deferred financing costs	(10,578)
Total Book Value of Debt	$3,252,392

Rate Type		% of Total
Fixed	$2,870,814	88%
Variable-unhedged	392,156	12%
Total Debt Outstanding	$3,262,970	100%

Debt Type		% of Total
Unsecured	$3,003,856	92%
Secured	259,114	8%
Total Debt Outstanding	$3,262,970	100%
(1)Interest rates as of December 31, 2023. At December 31, 2023, the Adjusted SOFR rate on our Senior Unsecured Revolving Credit Facility was 5.31%, the one-month CDOR rate was 5.44%, the one-month EURIBOR rate was 3.84%, the one-month SONIA rate was 5.19%, the one-month BBSW rate was 4.36%, the one-month BKBM rate was 5.63%. The entirety of our Senior Unsecured Term Loan Tranche A-1 is hedged at a weighted average rate of 4.60%. SOFR includes an adjustment of 0.10%, in addition to the margin. SONIA includes an adjustment of 0.03% in addition to our margin.
(2)The effective interest rates presented include the amortization of loan costs and are based on the hedged rate for the $375.0 million TLA Tranche A-1, the C$250.0 million TLA Tranche A-2, and the $270.0 million Tranche A-3. Subtotals of stated effective interest rates represent weighted average interest rates.
(3)Subtotals of stated maturity dates represent remaining weighted average life of the debt and assuming the exercise of extension options on the TLA Tranche A-1 and Senior Unsecured Revolving Credit Facility.
(4)Borrowing currency and value presented in caption unless USD denominated.
(5)The Senior Unsecured Revolving Credit maturity assumes two six-month extension options. The borrowing capacity as of December 31, 2023 is $1.15 billion less $20.8 million of outstanding letters of credit. The effective interest rate shown represents deferred financing fees allocated over the $1.15 billion committed.

Financial Supplement	Fourth Quarter 2023

Operations Overview

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Segment revenues:
Warehouse	612,262	598,690	$2,391,089	$2,302,971
Transportation	57,878	76,190	239,670	313,358
Third-party managed	9,151	46,624	42,570	298,406
Total revenues	679,291	721,504	2,673,329	2,914,735

Segment contribution:
Warehouse	197,102	172,327	$722,603	$636,232
Transportation	10,912	14,452	42,040	47,402
Third-party managed	1,821	1,447	5,929	12,329
Total segment contribution	209,835	188,226	770,572	695,963

Reconciling items:
Depreciation and amortization	(94,099)	(82,467)	(353,743)	(331,446)
Selling, general, and administrative	(57,763)	(60,073)	(226,786)	(231,067)
Acquisition, cyber incident, and other, net	(15,774)	(11,899)	(64,087)	(32,511)
Impairment of indefinite and long-lived assets	(236,515)	(764)	(236,515)	(7,380)
(Loss) gain on sale of real estate	(5)	21	2,254	(5,689)
Interest expense	(33,681)	(33,407)	(140,107)	(116,127)
Other, net	1,054	3,661	2,795	2,464
Loss on debt extinguishment, modifications and termination of derivative instruments	(627)	(933)	(2,482)	(3,217)
Gain (loss) from partially owned entities	174	(139)	(1,442)	(918)
Impairment of related party loan receivable	—	—	(21,972)	—
Loss on put option	—	—	(56,576)	—
(Loss) income from continuing operations before income taxes	$(227,401)	$2,226	$(328,089)	$(29,928)
We view and manage our business through three primary business segments—warehouse, transportation, third-party managed. Our core business is our warehouse segment, where we provide temperature-controlled warehouse storage and related handling and other warehouse services. In our warehouse segment, we collect rent and storage fees from customers to store their frozen and perishable food and other products within our real estate portfolio. We also provide our customers with handling and other warehouse services related to the products stored in our buildings that are designed to optimize their movement through the cold chain, such as the placement of food products for storage and preservation, the retrieval of products from storage upon customer request, case-picking, blast freezing, produce grading and bagging, ripening, kitting, protein boxing, repackaging, e-commerce fulfillment, and other recurring handling services.
In our transportation segment, we broker and manage transportation of frozen and perishable food and other products for our customers. Our transportation services include consolidation services (i.e., consolidating a customer’s products with those of other customers for more efficient shipment), freight under management services (i.e., arranging for and overseeing transportation of customer inventory) and dedicated transportation services, each designed to improve efficiency and reduce transportation and logistics costs to our customers. We provide these transportation services at cost plus a service fee or, in the case of our consolidation or dedicated services, we may charge a fixed fee. We supplemented our regional, national and truckload consolidation services with the transportation operations from various warehouse acquisitions. We also provide multi-modal global freight forwarding services to support our customers’ needs in certain markets.
Under our third-party managed segment, we manage warehouses on behalf of third parties and provide warehouse management services to leading food manufacturers and retailers in their owned facilities. We believe using our third-party management services allows our customers to increase efficiency, reduce costs, reduce supply-chain risks and focus on their core businesses. We also believe that providing third-party management services allows us to offer a complete and integrated suite of services across the cold chain.

Financial Supplement	Fourth Quarter 2023

Global Warehouse Economic and Physical Occupancy Trend

90%
85%
80%
75%
70%
65%
60%
55%
50%
45%
40%
35%
30%
25%
20%
15%
10%
5%
—%
2020
2021
2022
2023
2020
2021
2022
2023
2020
2021
2022
2023
2020
2021
2022
2023
2020
2021
2022
2023

FY	Q1	Q2	Q3	Q4

Note: Dotted lines represent incremental economic occupancy percentage.

We define average economic occupancy as the aggregate number of physically occupied pallets and any additional pallets otherwise contractually committed for a given period, without duplication. We estimate the number of contractually committed pallet positions by taking into account actual pallet commitments specified in each customer’s contract, and subtracting the physical pallet positions.
We define average physical occupancy as the average number of occupied pallets divided by the estimated number of average physical pallet positions in our warehouses for the applicable period. We estimate the number of physical pallet positions by taking into account actual racked space and by estimating unracked space on an as-if racked basis. We base this estimate on the total cubic feet of each room within the warehouse that is unracked divided by the volume of an assumed rack space that is consistent with the characteristics of the relevant warehouse. On a warehouse by warehouse basis, rack space generally ranges from three to four feet depending upon the type of facility and the nature of the customer goods stored therein. The number of our pallet positions is reviewed and updated quarterly, taking into account changes in racking configurations and room utilization.
Historically, providers of temperature-controlled warehouse space have offered storage services to customers on an as-utilized, on-demand basis. We have entered into fixed storage commitments with certain customers which give us, among other things, additional clarity around the expected occupancy of our warehouses. As of December 31, 2023, we had entered into contracts featuring fixed storage commitments or leases with 290 of our customers in our warehouse segment. Customers with fixed storage provisions commit to occupy a certain number of pallets at a designated storage rate for the applicable portion of their contractual term, whether the customer elects to physically store goods in a warehouse or not. As a result, certain pallets in our warehouses may generate storage revenue pursuant to fixed storage commitments despite not being physically occupied. To the extent that a customer with a fixed storage provision elects not to utilize all of its committed pallets in a particular warehouse, we have the flexibility to deploy those pallets to facilitate shorter-term customers that desire space on an as-utilized, on demand basis.

Financial Supplement	Fourth Quarter 2023
Global Warehouse Portfolio

Country / Region	# of warehouses	Cubic feet (in millions)	% of total cubic feet	Pallet positions (in thousands)	Average economic occupancy (1)	Average physical occupancy (1)	Revenues (2) (in millions)	Segment contribution (NOI) (2)(3) (in millions)	Total customers (4)
Warehouse Segment Portfolio (5)
United States
East	53	376.8	25%	1,176	85%	72%	$635.6	$195.3	1,105
Southeast	49	317.4	21%	980	83%	75%	458.0	103.9	697
Central	41	268.2	18%	1,085	84%	77%	439.3	155.6	731
West	45	273.7	18%	1,158	80%	74%	401.5	140.6	624
Canada	5	32.6	2%	121	92%	89%	45.5	16.5	85
North America Total	193	1,268.7	86%	4,520	83%	75%	$1,979.9	$611.9	2,373
Netherlands	7	36.7	2%	112	82%	82%	51.2	10.2	141
United Kingdom	6	40.1	3%	244	89%	84%	53.8	22.6	187
Spain	4	15.2	1%	77	61%	61%	21.5	5.3	275
Portugal	4	11.5	1%	58	64%	64%	11.6	2.7	175
Ireland	3	9.5	1%	59	79%	70%	20.4	4.9	144
Austria	1	4.2	—%	44	75%	75%	23.2	6.9	141
Poland	2	3.5	—%	14	95%	95%	6.3	1.4	62
Europe Total	27	120.7	8%	608	80%	77%	$188.0	$54.0	1,235
Australia	11	60.0	4%	206	92%	84%	171.6	39.0	128
New Zealand	7	20.4	1%	86	97%	88%	38.9	13.9	62
Asia-Pacific Total	18	80.4	5%	292	94%	85%	$210.5	$52.9	186
Argentina	2	9.7	1%	23	81%	81%	12.7	3.8	51
South America Total	2	9.7	1%	23	81%	81%	$12.7	$3.8	51
Warehouse Segment Total / Average	240	1,479.5	100%	5,443	84%	76%	$2,391.1	$722.6	3,826
Third-Party Managed Portfolio
North America	4	20.2	100%	—	—	—	$19.8	$1.4	4
Asia-Pacific	1	—	—%	—	—	—	22.8	4.5	1
Third-Party Managed Total / Average	5	20.2	100%	—	—	—	$42.6	$5.9	5
Portfolio Total / Average	245	1,499.7	100%	5,443	83%	76%	$2,433.7	$728.5	3,826
(1)Refer to the preceding section Global Warehouse Economic and Physical Occupancy Trend for our definitions of economic occupancy and physical occupancy.
(2)Years ended December 31, 2023.
(3)We use the term “segment contribution (NOI)” to mean a segment’s revenues less its cost of operations (excluding any depreciation and amortization, impairment charges, corporate-level selling, general and administrative expenses and corporate-level acquisition, cyber incident and other, net). The applicable segment contribution (NOI) from our owned and leased warehouses and our third-party managed warehouses is included in our warehouse segment contribution (NOI) and third-party managed segment contribution (NOI), respectively.
(4)We serve some of our customers in multiple geographic regions and in multiple facilities within geographic regions. As a result, the total number of customers that we serve is less than the total number of customers reflected in the table above that we serve in each geographic region.
(5)As of December 31, 2023, we owned 157 of our North American warehouses and 40 of our international warehouses, and we leased 36 of our North American warehouses and seven of our international warehouses. As of December 31, 2023, fourteen of our owned facilities were located on land that we lease pursuant to long-term ground leases.

Financial Supplement	Fourth Quarter 2023

Warehouse Segment Cubic Feet by Warehouse Type
(At December 31, 2023)

Facility Leased: 2%
Public Warehouse: 29%
Distribution: 46%
Production Advantaged: 24%

Warehouse Segment Revenue by Commodity Type
(Last Twelve Months Ended December 31, 2023)

Poultry: 14%
Retail: 19%
Seafood: 2%
Bakery: 4%
Beef: 6%
Beverage: 1%
Dairy: 8%
Distributors: 3%
Fresh Produce: 2%
Frozen Produce: 4%
Other: 6%
Packaged Foods: 18%
Pork: 5%
Potatoes: 7%

Warehouse Segment Revenue by Warehouse Type
(Last Twelve Months Ended December 31, 2023)

Facility Leased: 1%
Public Warehouse: 25%
Distribution: 51%
Production Advantaged: 24%

Warehouse Segment Contribution (NOI) by Warehouse Type (Last Twelve Months Ended December 31, 2023)

Facility Leased: 1%
Public Warehouse: 28%
Distribution: 43%
Production Advantaged: 28%

_______________________________________________
(1)Retail reflects a broad variety of product types from retail customers.
(2)Packaged foods reflects a broad variety of temperature-controlled meals and foodstuffs.
(3)Distributors reflects a broad variety of product types from distributor customers.
____________________
Note: December 31, 2023 LTM Revenue and NOI pro forma 2022 acquisitions.
December 31, 2023 warehouse segment cubic feet includes all 2022 acquisitions.
Totals may not foot due to rounding.

Financial Supplement	Fourth Quarter 2023

Fixed Commitment and Lease Maturity Schedules

The following table sets forth a summary schedule of the expirations for any defined contracts featuring fixed storage commitments and leases in effect as of December 31, 2023. The information set forth in the table assumes no exercise of extension options under these contracts and leases.

Contract Expiration Year	Number of Contracts	Annualized Committed Rent & Storage Revenue (in thousands)	% of Total Warehouse Rent & Storage Segment Revenue for the Years ended December 31, 2023	Total Warehouse Segment Revenue Generated by Contracts with Fixed Commitments & Leases for the Years ended December 31, 2023(1) (in thousands)	Annualized Committed Rent & Storage Revenue at Expiration(2) (in thousands)
Month-to-Month	174	$112,575	10.2%	$244,436	$112,576
2024	187	141,310	12.8%	322,828	140,435
2025	68	87,041	7.9%	158,953	89,785
2026	50	99,144	9.0%	182,497	104,497
2027	22	16,805	1.5%	31,429	18,168
2028	16	13,575	1.2%	24,325	14,720
2029+	23	106,390	9.6%	302,191	121,887
Total	540	$576,840	52.2%	$1,266,659	$602,068
____________________
Note: December 31, 2023 LTM total revenue and rent and storage revenue pro forma 2023 acquisitions.
(1)Represents monthly fixed storage commitments and lease rental payments under the relevant expiring defined contract and lease as of December 31, 2023, plus the weighted average monthly warehouse services revenues attributable to these contracts and leases for the last twelve months ended December 31, 2023, multiplied by 12.
(2)Represents annualized monthly revenues from fixed storage commitments and lease rental payments under the defined contracts and relevant expiring leases as of December 31, 2023 based upon the monthly revenues attributable thereto in the last month prior to expiration, multiplied by 12.

Financial Supplement	Fourth Quarter 2023

The following table sets forth a summary schedule of the expirations of our facility leased warehouses and other leases pursuant to which we lease space to third parties in our warehouse portfolio, in each case, in place as of December 31, 2023. These leases had a weighted average remaining term of 46 months as of December 31, 2023.

Lease Expiration Year	No. of Leases Expiring	Annualized Rent(1) (in thousands)	% of Total Warehouse Rent & Storage Segment Revenue for the Years ended December 31, 2023		Leased Square Footage (in thousands)	% Leased Square Footage	Annualized Rent at Expiration(2) (in thousands)
Month-to-Month	11	$1,690	0.2%		99	2.9%	$1,691
2024	34	9,042	0.8%		897	26.2%	9,155
2025	16	8,355	0.8%		511	14.9%	8,501
2026	11	5,856	0.5%		477	13.9%	6,171
2027	6	3,039	0.3%		172	5.0%	3,340
2028	9	6,136	0.6%		617	18.0%	6,640
2029+	7	12,919	1.2%		656	19.1%	17,521
Total	94	47,037	4.3%	—	3,429	100%	53,019
____________________
Note: December 31, 2023 LTM rent and storage revenue pro forma 2023 acquisitions.
(1)Represents monthly rental payments under the relevant leases as of December 31, 2023, multiplied by 12.
(2)Represents monthly rental payments under the relevant leases in the calendar year of expiration, multiplied by 12.

Financial Supplement	Fourth Quarter 2023

Maintenance Capital Expenditures, Repair and Maintenance Expenses and
External Growth, Expansion and Development Capital Expenditures
We utilize a strategic and preventative approach to maintenance capital expenditures and repair and maintenance expenses to maintain the high quality and operational efficiency of our warehouses and ensure that our warehouses meet the “mission-critical” role they serve in the cold chain.
Maintenance Capital Expenditures

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
	(In thousands, except per cubic foot amounts)
Real estate	$17,402	$24,737	$70,772	$74,852
Personal property	740	444	3,124	4,232
Information technology	528	1,520	4,515	6,427
Maintenance capital expenditures(1)	$18,670	$26,701	$78,411	$85,511

Maintenance capital expenditures per cubic foot	$0.012	$0.018	$0.052	$0.059
(1) Excludes $0.7 million and $9.9 million of deferred acquisition maintenance capital expenditures incurred for the years ended December 31, 2023 and 2022, respectively.

Repair and Maintenance Expenses

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
	(In thousands, except per cubic foot amounts)
Real estate	$22,652	$11,632	$56,210	$41,086
Personal property	7,437	19,303	62,485	61,822
Repair and maintenance expenses	$30,089	$30,935	$118,695	$102,908

Repair and maintenance expenses per cubic foot	$0.020	$0.021	$0.079	$0.071

External Growth, Expansion and Development Capital Expenditures

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
	(In thousands)
Business combinations	$5,910	$601	$46,653	$15,829
Asset acquisitions	22,194	—	65,771	14,581
Expansion and development initiatives(2)	46,432	46,251	126,160	190,718
Information technology	3,856	3,512	10,208	6,910
Growth and expansion capital expenditures	$78,392	$50,364	$248,792	$228,038
(2)We capitalized interest of $3.0 million and $3.0 million for the three months ended December 31, 2023 and 2022, respectively. During the years ended December 31, 2023 and 2022, respectively, we capitalized interest of $13.2 million and $11.8 million. During the three months ended December 31, 2023 and 2022, we capitalized amounts relating to insurance, property taxes, and compensation and travel expense of employees direct and incremental to development of properties of approximately $10.4 million and $1.3 million, respectively, and during the years ended December 31, 2023 and 2022, we capitalized $17.5 million and $5.5 million, respectively.

Financial Supplement	Fourth Quarter 2023

Global Warehouse Segment Financial Performance
The following table presents the operating results of our warehouse segment for the three months ended December 31, 2023 and 2022.

	Three Months Ended December 31,			Change
	2023 Actual	2023 Constant Currency(1)	2022 Actual	Actual	Constant Currency
	(Dollars in thousands)
Rent and storage	$276,641	$278,493	$267,031	3.6%	4.3%
Warehouse services	335,621	336,331	331,659	1.2%	1.4%
Total warehouse segment revenue	$612,262	$614,824	$598,690	2.3%	2.7%

Power	33,999	34,125	37,963	(10.4)%	(10.1)%
Other facilities costs (2)	64,168	64,715	58,906	8.9%	9.9%
Labor	252,853	253,801	255,181	(0.9)%	(0.5)%
Other services costs (3)	64,140	64,216	74,313	(13.7)%	(13.6)%
Total warehouse segment cost of operations	$415,160	$416,857	$426,363	(2.6)%	(2.2)%
Warehouse segment contribution (NOI)	$197,102	$197,967	$172,327	14.4%	14.9%

Warehouse rent and storage contribution (NOI) (4)	$178,474	$179,653	$170,162	4.9%	5.6%
Warehouse services contribution (NOI) (5)	$18,628	$18,314	$2,165	760.4%	745.9%

Total warehouse segment margin	32.2%	32.2%	28.8%	341 bps	341 bps
Rent and storage margin(6)	64.5%	64.5%	63.7%	79 bps	79 bps
Warehouse services margin(7)	5.6%	5.4%	0.7%	490 bps	479 bps
(1)The adjustments from our U.S. GAAP operating results to calculate our operating results on a constant currency basis are the effect of changes in foreign currency exchange rates relative to the comparable prior period.
(2)Includes real estate rent expense of $9.3 million and $10.2 million for the fourth quarter 2023 and 2022, respectively.
(3)Includes non-real estate rent expense (equipment lease and rentals) of $3.3 million and $3.6 million for the fourth quarter of 2023 and 2022, respectively.
(4)Calculated as rent and storage revenues less power and other facilities costs.
(5)Calculated as warehouse services revenues less labor and other services costs.
(6)Calculated as warehouse rent and storage contribution (NOI) divided by warehouse rent and storage revenues.
(7)Calculated as warehouse services contribution (NOI) divided by warehouse services revenues.

Financial Supplement	Fourth Quarter 2023

The following table presents the operating results of our warehouse segment for the Years ended ended December 31, 2023 and 2022.

	Year Ended December 31,			Change
	2023 Actual	2023 Constant Currency(1)	2022 Actual	Actual	Constant Currency
	(Dollars in thousands)
Rent and storage	$1,101,741	$1,113,052	$999,388	10.2%	11.4%
Warehouse services	1,289,348	1,299,295	1,303,583	(1.1)%	(0.3)%
Total warehouse segment revenues	2,391,089	2,412,347	2,302,971	3.8%	4.7%

Power	147,750	149,572	155,661	(5.1)%	(3.9)%
Other facilities costs (2)	247,743	250,302	231,944	6.8%	7.9%
Labor	1,023,806	1,033,200	1,006,862	1.7%	2.6%
Other services costs (3)	249,187	250,694	272,272	(8.5)%	(7.9)%
Total warehouse segment cost of operations	$1,668,486	$1,683,768	$1,666,739	0.1%	1.0%

Warehouse segment contribution (NOI)	$722,603	$728,579	$636,232	13.6%	14.5%
Warehouse rent and storage contribution (NOI) (4)	$706,248	$713,178	$611,783	15.4%	16.6%
Warehouse services contribution (NOI) (5)	$16,355	$15,401	$24,449	(33.1)%	(37.0)%

Total warehouse segment margin	30.2%	30.2%	27.6%	259 bps	258 bps
Rent and storage margin(6)	64.1%	64.1%	61.2%	289 bps	286 bps
Warehouse services margin(7)	1.3%	1.2%	1.9%	-61 bps	-69 bps
(1)The adjustments from our U.S. GAAP operating results to calculate our operating results on a constant currency basis are the effect of changes in foreign currency exchange rates relative to the comparable prior period.
(2)Includes real estate rent expense of $37.5 million and $42.0 million, on an actual basis, for the years ended December 31, 2023 and 2022, respectively.
(3)Includes non-real estate rent expense (equipment lease and rentals) of $14.3 million and $12.9 million, on an actual basis, for the years ended December 31, 2023 and 2022, respectively.
(4)Calculated as rent and storage revenues less power and other facilities costs.
(5)Calculated as warehouse services revenues less labor and other services costs.
(6)Calculated as warehouse rent and storage contribution (NOI) divided by warehouse rent and storage revenues.
(7)Calculated as warehouse services contribution (NOI) divided by warehouse services revenues.

Financial Supplement	Fourth Quarter 2023

Same-store Financial Performance - The following table presents revenues, cost of operations, NOI and margins for our same stores and non-same stores with a reconciliation to the total financial metrics of our warehouse segment for the three months ended December 31, 2023 and 2022.

	Three Months Ended December 31,			Change
	2023 Actual	2023 Constant Currency(1)	2022 Actual	Actual	Constant Currency
Number of same store warehouses	219		219	n/a	n/a
Same store revenues:	(Dollars in thousands)
Rent and storage	$254,642	$256,614	$252,984	0.7%	1.4%
Warehouse services	319,511	320,399	317,648	0.6%	0.9%
Total same store revenues	$574,153	$577,013	$570,632	0.6%	1.1%
Same store cost of operations:
Power	29,993	30,173	34,952	(14.2)%	(13.7)%
Other facilities costs	59,125	59,699	53,777	9.9%	11.0%
Labor	238,662	239,686	239,194	(0.2)%	0.2%
Other services costs	61,249	61,394	70,206	(12.8)%	(12.6)%
Total same store cost of operations	$389,029	$390,952	$398,129	(2.3)%	(1.8)%

Same store contribution (NOI)	$185,124	$186,061	$172,503	7.3%	7.9%
Same store rent and storage contribution (NOI)(2)	$165,524	$166,742	$164,255	0.8%	1.5%
Same store services contribution (NOI)(3)	$19,600	$19,319	$8,248	137.6%	134.2%

Total same store margin	32.2%	32.2%	30.2%	201 bps	202 bps
Same store rent and storage margin(4)	65.0%	65.0%	64.9%	8 bps	5 bps
Same store services margin(5)	6.1%	6.0%	2.6%	354 bps	343 bps

Number of non-same store warehouses(6)	21		21	n/a	n/a
Non-same store revenues:
Rent and storage	$21,999	$21,879	$14,047	n/r	n/r
Warehouse services	16,110	15,932	14,011	n/r	n/r
Total non-same store revenues	$38,109	$37,811	$28,058	n/r	n/r
Non-same store cost of operations:
Power	4,006	3,952	3,011	n/r	n/r
Other facilities costs	5,043	5,016	5,129	n/r	n/r
Labor	14,191	14,115	15,987	n/r	n/r
Other services costs	2,891	2,822	4,107	n/r	n/r
Total non-same store cost of operations	$26,131	$25,905	$28,234	n/r	n/r

Non-same store contribution (NOI)	$11,978	$11,906	$(176)	n/r	n/r
Non-same store rent and storage contribution (NOI)(2)	$12,950	$12,911	$5,907	n/r	n/r
Non-same store services contribution (NOI)(3)	$(972)	$(1,005)	$(6,083)	n/r	n/r

Total warehouse segment revenues	$612,262	$614,824	$598,690	2.3%	2.7%
Total warehouse cost of operations	$415,160	$416,857	$426,363	(2.6)%	(2.2)%
Total warehouse segment contribution (NOI)	$197,102	$197,967	$172,327	14.4%	14.9%
3

(1)	The adjustments from our U.S. GAAP operating results to calculate our operating results on a constant currency basis is the effect of changes in foreign currency exchange rates relative to the comparable prior period.
(2)	Calculated as rent and storage revenues less power and other facilities costs.
(3)	Calculated as warehouse services revenues less labor and other services costs.
(4)	Calculated as same store rent and storage contribution (NOI) divided by same store rent and storage revenues.
(5)	Calculated as same store warehouse services contribution (NOI) divided by same store warehouse services revenues.
(6)
The non-same store facility count of 21 consists of: three sites acquired through acquisition, 12 sites in the expansion and development phase, three leased sites that we purchased, one temporarily leased facility in Australia, one leased facility we ceased operations during fourth quarter of 2022 in anticipation of the upcoming lease maturity, and one leased site we exited in preparation to lease to a third party.

Financial Supplement	Fourth Quarter 2023

The following table presents revenues, cost of operations, NOI and margins for our same stores and non-same stores with a reconciliation to the total financial metrics of our warehouse segment for the Years ended December 31, 2023 and 2022.

	Year Ended December 31,			Change
	2023 Actual	2023 Constant Currency(1)	2022 Actual	Actual	Constant Currency
Number of same store warehouses	219		219	n/a	n/a
Same store revenues:	(Dollars in thousands)
Rent and storage	$1,024,515	$1,035,596	$944,102	8.5%	9.7%
Warehouse services	1,233,344	1,243,103	1,240,378	(0.6)%	0.2%
Total same store revenues	2,257,859	2,278,699	2,184,480	3.4%	4.3%
Same store cost of operations:
Power	132,889	134,790	141,559	(6.1)%	(4.8)%
Other facilities costs	226,709	229,185	209,515	8.2%	9.4%
Labor	960,260	969,187	945,201	1.6%	2.5%
Other services costs	229,480	230,956	254,491	(9.8)%	(9.2)%
Total same store cost of operations	$1,549,338	$1,564,118	$1,550,766	(0.1)%	0.9%

Same store contribution (NOI)	$708,521	$714,581	$633,714	11.8%	12.8%
Same store rent and storage contribution (NOI)(2)	$664,917	$671,621	$593,028	12.1%	13.3%
Same store services contribution (NOI)(3)	$43,604	$42,960	$40,686	7.2%	5.6%

Total same store margin	31.4%	31.4%	29.0%	237 bps	235 bps
Same store rent and storage margin(4)	64.9%	64.9%	62.8%	209 bps	204 bps
Same store services margin(5)	3.5%	3.5%	3.3%	26 bps	18 bps

Number of non-same store warehouses(6)	21		21	n/a	n/a
Non-same store revenues:
Rent and storage	$77,226	$77,456	$55,286	n/r	n/r
Warehouse services	56,004	56,192	63,205	n/r	n/r
Total non-same store revenues	133,230	133,648	118,491	n/r	n/r
Non-same store cost of operations:
Power	14,861	14,782	14,102	n/r	n/r
Other facilities costs	21,034	21,117	22,429	n/r	n/r
Labor	63,546	64,013	61,661	n/r	n/r
Other services costs	19,707	19,738	17,781	n/r	n/r
Total non-same store cost of operations	$119,148	$119,650	$115,973	n/r	n/r

Non-same store contribution (NOI)	$14,082	$13,998	$2,518	n/r	n/r
Non-same store rent and storage contribution (NOI)(2)	$41,331	$41,557	$18,755	n/r	n/r
Non-same store services contribution (NOI)(3)	$(27,249)	$(27,559)	$(16,237)	n/r	n/r

Total warehouse segment revenues	$2,391,089	$2,412,347	$2,302,971	3.8%	4.7%
Total warehouse cost of operations	$1,668,486	$1,683,768	$1,666,739	0.1%	1.0%
Total warehouse segment contribution (NOI)	$722,603	$728,579	$636,232	13.6%	14.5%

(1)	The adjustments from our U.S. GAAP operating results to calculate our operating results on a constant currency basis is the effect of changes in foreign currency exchange rates relative to the comparable prior period.
(2)	Calculated as rent and storage revenues less power and other facilities costs.
(3)	Calculated as warehouse services revenues less labor and other services costs.
(4)	Calculated as same store rent and storage contribution (NOI) divided by same store rent and storage revenues.
(5)	Calculated as same store warehouse services contribution (NOI) divided by same store warehouse services revenues.
(6)
The non-same store facility count of 21 consists of: three sites acquired through acquisition, 12 sites in the expansion and development phase, three leased sites that we purchased, one temporarily leased facility in Australia, one leased facility we ceased operations during fourth quarter of 2022 in anticipation of the upcoming lease maturity, and one leased site we exited in preparation to lease to a third party.

Financial Supplement	Fourth Quarter 2023

Same-store Key Operating Metrics
The following table provides certain operating metrics to explain the drivers of our same store performance for the three months ended December 31, 2023 and 2022.

	Three Months Ended December 31,		Change
Units in thousands except per pallet and site data	2023	2022
Number of same store warehouses	219	219	n/a
Same store rent and storage:
Economic occupancy(1)
Average economic occupied pallets	4,216	4,299	(1.9)%
Economic occupancy percentage	83.7%	84.2%	-53 bps
Same store rent and storage revenues per average economic occupied pallet	$60.40	$58.85	2.6%
Constant currency same store rent and storage revenue per average economic occupied pallet	$60.87	$58.85	3.4%

Physical occupancy(2)
Average physical occupied pallets	3,752	4,015	(6.6)%
Average physical pallet positions	5,037	5,104	(1.3)%
Physical occupancy percentage	74.5%	78.7%	-418 bps
Same store rent and storage revenues per average physical occupied pallet	$67.87	$63.01	7.7%
Constant currency same store rent and storage revenues per average physical occupied pallet	$68.39	$63.01	8.5%

Same store warehouse services:
Throughput pallets	8,684	9,396	(7.6)%
Same store warehouse services revenues per throughput pallet	$36.79	$33.81	8.8%
Constant currency same store warehouse services revenues per throughput pallet	$36.90	$33.81	9.1%

Number of non-same store warehouses(3)	21	21	n/a
Non-same store rent and storage:
Economic occupancy(1)
Average economic occupied pallets	325	238	n/r
Economic occupancy percentage	71.3%	76.5%	n/r

Physical occupancy(2)
Average physical occupied pallets	289	214	n/r
Average physical pallet positions	456	311	n/r
Physical occupancy percentage	63.4%	68.8%	n/r

Non-same store warehouse services:
Throughput pallets	700	567	n/r
(1)We define average economic occupancy as the aggregate number of physically occupied pallets and any additional pallets otherwise contractually committed for a given period, without duplication. We estimate the number of contractually committed pallet positions by taking into account actual pallet commitments specified in each customer’s contract, and subtracting the physical pallet positions.
(2)We define average physical occupancy as the average number of occupied pallets divided by the estimated number of average physical pallet positions in our warehouses for the applicable period. We estimate the number of physical pallet positions by taking into account actual racked space and by estimating unracked space on an as-if racked basis. We base this estimate on a formula utilizing the total cubic feet of each room within the warehouse that is unracked divided by the volume of an assumed rack space that is consistent with the characteristics of the relevant warehouse. On a warehouse by warehouse basis, rack space generally ranges from three to four feet depending upon the type of facility and the nature of the customer goods stored therein. The number of our pallet positions is reviewed and updated quarterly, taking into account changes in racking configurations and room utilization.
(3)The non-same store facility count of 21 consists of: three sites acquired through acquisition, 12 sites in the expansion and development phase, three leased sites that we purchased, one temporarily leased facility in Australia, one leased facility we ceased operations during fourth quarter of 2022 in anticipation of the upcoming lease maturity, and one leased site we exited in preparation to lease to a third party.

Financial Supplement	Fourth Quarter 2023

The following table provides certain operating metrics to explain the drivers of our same store performance for the years ended ended December 31, 2023 and 2022.

	Year Ended December 31,
Units in thousands except per pallet and site number data	2023	2022	Change
Number of same store sites	219	219	n/a
Same store rent and storage:

Economic occupancy(1)
Average occupied economic pallets	4,268	4,099	4.1%
Economic occupancy percentage	84.3%	79.9%	433 bps
Same store rent and storage revenues per average economic occupied pallet	$240.05	$230.32	4.2%
Constant currency same store rent and storage revenues per average economic occupied pallet	$242.64	$230.32	5.3%

Physical occupancy(2)
Average physical occupied pallets	3,877	3,788	2.3%
Average physical pallet positions	5,065	5,128	(1.2)%
Physical occupancy percentage	76.5%	73.9%	268 bps
Same store rent and storage revenues per average physical occupied pallet	$264.25	$249.23	6.0%
Constant currency same store rent and storage revenues per average physical occupied pallet	$267.11	$249.23	7.2%

Same store warehouse services:
Throughput pallets (in thousands)	35,227	37,841	(6.9)%
Same store warehouse services revenues per throughput pallet	$35.01	$32.78	6.8%
Constant currency same store warehouse services revenues per throughput pallet	$35.29	$32.78	7.7%

Number of non-same store sites(3)	21	21	n/a
Non-same store rent and storage:

Economic occupancy(1)
Average economic occupied pallets	278	219	n/r
Economic occupancy percentage	73.7%	72.3%	n/r

Physical occupancy(2)
Average physical occupied pallets	243	203	n/r
Average physical pallet positions	377	303	n/r
Physical occupancy percentage	64.5%	67.0%	n/r

Non-same store warehouse services:
Throughput pallets (in thousands)	2,297	2,250	n/r
(1)We define average economic occupancy as the aggregate number of physically occupied pallets and any additional pallets otherwise contractually committed for a given period, without duplication. We estimate the number of contractually committed pallet positions by taking into account actual pallet commitments specified in each customer’s contract, and subtracting the physical pallet positions.
(2)We define average physical occupancy as the average number of occupied pallets divided by the estimated number of average physical pallet positions in our warehouses for the applicable period. We estimate the number of physical pallet positions by taking into account actual racked space and by estimating unracked space on an as-if racked basis. We base this estimate on a formula utilizing the total cubic feet of each room within the warehouse that is unracked divided by the volume of an assumed rack space that is consistent with the characteristics of the relevant warehouse. On a warehouse by warehouse basis, rack space generally ranges from three to four feet depending upon the type of facility and the nature of the customer goods stored therein. The number of our pallet positions is reviewed and updated quarterly, taking into account changes in racking configurations and room utilization.
(3)The non-same store facility count of 21 consists of: three sites acquired through acquisition, 12 sites in the expansion and development phase, three leased sites that we purchased, one temporarily leased facility in Australia, one leased facility we ceased operations during fourth quarter of 2022 in anticipation of the upcoming lease maturity, and one leased site we exited in preparation to lease to a third party.

Financial Supplement	Fourth Quarter 2023

2023 Same-store Historical Performance Trend - The following table reflects the actual results of our current same store pool, in USD, for the respective periods.

	Q4 23	Q3 23	Q2 23	Q1 23	Q4 22	Q3 22	Q2 22	Q1 22
Number of same store warehouses	219	219	219	219	219	219	219	219
Same store revenues:
Rent and storage	$254,642	$257,914	$255,693	$256,266	$252,984	$245,608	$228,550	$216,960
Warehouse services	319,511	308,740	293,687	311,406	317,648	321,220	306,056	295,454
Total same store revenues	$574,153	$566,654	$549,380	$567,672	$570,632	$566,828	$534,606	$512,414

Same store cost of operations:
Power	29,993	37,340	32,653	32,903	34,952	44,153	32,561	29,893
Other facilities costs	59,125	56,066	55,907	55,611	53,777	53,177	51,591	50,970
Labor	238,662	242,791	236,330	242,477	239,194	240,656	235,273	230,078
Other services costs	61,249	57,358	53,917	56,956	70,206	63,269	63,601	57,415
Total same store cost of operations	$389,029	$393,555	$378,807	$387,947	$398,129	$401,255	$383,026	$368,356

Same store contribution (NOI)	$185,124	$173,099	$170,573	$179,725	$172,503	$165,573	$151,580	$144,058
Same store rent and storage contribution (NOI)(1)	$165,524	$164,508	$167,133	$167,752	$164,255	$148,278	$144,398	$136,097
Same store services contribution (NOI)(2)	$19,600	$8,591	$3,440	$11,973	$8,248	$17,295	$7,182	$7,961

Total same store margin	32.2%	30.5%	31.0%	31.7%	30.2%	29.2%	28.4%	28.1%
Same store rent and storage margin(3)	65.0%	63.8%	65.4%	65.5%	64.9%	60.4%	63.2%	62.7%
Same store services margin(4)	6.1%	2.8%	1.2%	3.8%	2.6%	5.4%	2.3%	2.7%

Same store rent and storage:
Economic occupancy
Average economic occupied pallets	4,216	4,230	4,319	4,310	4,299	4,131	4,002	3,963
Economic occupancy percentage	83.7%	84.0%	84.8%	84.6%	84.2%	80.5%	77.9%	77.0%
Same store rent and storage revenues per economic occupied pallet	$60.40	$60.98	$59.21	$59.45	$58.85	$59.45	$57.11	$54.74

Physical occupancy
Average physical occupied pallets	3,752	3,816	3,968	3,971	4,015	3,839	3,692	3,607
Average physical pallet positions	5,037	5,036	5,094	5,094	5,104	5,130	5,135	5,144
Physical occupancy percentage	74.5%	75.8%	77.9%	78.0%	78.7%	74.8%	71.9%	70.1%
Same store rent and storage revenues per physical occupied pallet	$67.87	$67.58	$64.44	$64.53	$63.01	$63.98	$61.90	$60.15

Same store warehouse services:
Throughput pallets	8,684	8,798	8,617	9,128	9,396	9,665	9,508	9,272
Same store warehouse services revenues per throughput pallet	$36.79	$35.09	$34.08	$34.12	$33.81	$33.24	$32.19	$31.87

Total non-same store results:
Non-same store warehouse revenue	38,109	35,950	31,971	27,380	28,058	32,147	29,775	28,511
Non-same store warehouse cost of operations	26,131	31,219	29,522	32,276	28,234	31,060	30,368	26,311
Non-same store warehouse NOI	11,978	4,731	2,449	(4,896)	(176)	1,087	(593)	2,200

Actual FX rates for the period	Q4 23	Q3 23	Q2 23	Q1 23	Q4 22	Q3 22	Q2 22	Q1 22
1 ARS =	0.003	0.003	0.004	0.005	0.006	0.007	0.008	0.009
1 AUS =	0.652	0.654	0.672	0.684	0.658	0.683	0.715	0.724
1 BRL =	0.202	0.205	0.206	0.193	0.190	0.191	0.204	0.192
1 CAD =	0.735	0.745	0.753	0.740	0.737	0.766	0.784	0.789
1 CLP =	0.001	0.001	0.001	0.001	0.001	0.001	0.001	0.001
1 EUR =	1.076	1.088	1.084	1.073	1.022	1.007	1.065	1.122
1 GBP =	1.242	1.266	1.264	1.215	1.175	1.177	1.257	1.342
1 NZD =	0.604	0.605	0.614	0.630	0.604	0.613	0.651	0.676
1 PLN =	0.244	0.242	0.243	0.228	0.216	0.213	0.229	0.243
(1)Calculated as rent and storage revenues less power and other facilities costs.
(2)Calculated as warehouse services revenues less labor and other services costs.
(3)Calculated as warehouse rent and storage contribution (NOI) divided by warehouse rent and storage revenues.
(4)Calculated as warehouse services contribution (NOI) divided by warehouse services revenues.

Financial Supplement	Fourth Quarter 2023

2024 Same-store Historical Performance Trend - The following table reflects the actual results of our 2024 same store pool, in USD, for the respective periods.
Beginning January of 2024, changes in ownership structure will no longer result in a facility being excluded from the same store population, as management believes that actively managing its real estate is normal course of operations. Additionally, management will begin to classify new developments (both conventional and automated facilities) as a component of the same store pool once the facility is considered fully operational and both inbounding and outbounding product for at least twelve consecutive months prior to January 1 of the current calendar year.

	Three Months Ended				Year Ended
	Q4 23	Q3 23	Q2 23	Q1 23	2023
Number of same store warehouses	227	227	227	227	227

Same store revenues:
Rent and storage	$263,932	$266,947	$264,134	$264,049	$1,059,062
Warehouse services	327,606	316,769	299,417	316,978	1,260,770
Total same store revenues	$591,538	$583,716	$563,551	$581,027	$2,319,832

Same store cost of operations:
Power	31,529	39,396	34,167	34,810	139,902
Other facilities costs(5)	60,569	57,367	57,190	57,270	232,396
Labor	244,348	247,648	240,574	246,463	979,033
Other services costs	62,731	57,895	55,415	57,768	233,809
Total same store cost of operations	$399,177	$402,306	$387,346	$396,311	$1,585,140

Same store contribution (NOI)	$192,361	$181,410	$176,205	$184,716	$734,692
Same store rent and storage contribution (NOI)(1)	$171,834	$170,184	$172,777	$171,969	$686,764
Same store services contribution (NOI)(2)	$20,527	$11,226	$3,428	$12,747	$47,928

Total same store margin	32.5%	31.1%	31.3%	31.8%	31.7%
Same store rent and storage margin(3)	65.1%	63.8%	65.4%	65.1%	64.8%
Same store services margin(4)	6.3%	3.5%	1.1%	4.0%	3.8%

Same store rent and storage:
Economic occupancy
Average economic occupied pallets	4,397	4,390	4,468	4,453	4,427
Economic occupancy percentage	84.0%	83.9%	84.7%	84.4%	84.2%
Same store rent and storage revenues per economic occupied pallet	$60.03	$60.81	$59.12	$59.30	$239.24

Physical occupancy
Average physical occupied pallets	3,919	3,966	4,099	4,107	4,023
Average physical pallet positions	5,235	5,235	5,277	5,277	5,256
Physical occupancy percentage	74.9%	75.8%	77.7%	77.8%	76.5%
Same store rent and storage revenues per physical occupied pallet	$67.34	$67.30	$64.43	$64.30	$263.26

Same store warehouse services:
Throughput pallets	9,043	9,106	8,873	9,396	36,418
Same store warehouse services revenues per throughput pallet	$36.23	$34.79	$33.74	$33.74	$34.62

Total non-same store results:
Non-same store warehouse revenue	$20,724	$18,889	$17,619	$14,025	$71,257
Non-same store warehouse cost of operations	$15,983	$22,467	$20,982	$23,914	$83,346
Non-same store warehouse NOI	$4,741	$(3,578)	$(3,363)	$(9,889)	$(12,089)
(1)Calculated as rent and storage revenues less power and other facilities costs.
(2)Calculated as warehouse services revenues less labor and other services costs.
(3)Calculated as warehouse rent and storage contribution (NOI) divided by warehouse rent and storage revenues.
(4)Calculated as warehouse services contribution (NOI) divided by warehouse services revenues.
(5)Includes real estate rent expense of $0.4 million for each of the three months ended March 31, 2023 and the three months ended June 30, 2023 related to a facility purchased that was previously leased. This facility was purchased on June 28, 2023.

Financial Supplement	Fourth Quarter 2023
External Growth and Capital Deployment

Recently Completed Expansion and Development Projects
Facility	Opportunity Type	Facility Type (A = Automated) (C = Conventional)	Tenant Opportunity	Cubic Feet (in millions)	Pallet Positions (in thousands)	Estimated Total Cost (in millions)(1)	Expected Stabilized NOI ROIC	Completion Date	Expected Full Stabilized Quarter
Auckland, New Zealand	Expansion	Distribution (C)	Multi-tenant	4.6	27	NZ$64	12-14%	Q2 2021	Q3 2022
Lurgan, Northern Ireland	Expansion	Distribution (C)	Multi-tenant	0.7	4	£7	10-12%	Q2 2021	Q3 2022
Calgary, Canada	Expansion	Distribution (C)	Multi-tenant	2.0	7	C$13	10-12%	Q3 2021	Q1 2023
Dunkirk, NY	Development	Production Advantaged (C)	Build-to-suit	7.0	25	$38	10-12%	Q2 2022	Q3 2023
Dublin, Ireland	Development	Distribution (C)	Multi-tenant	6.3	20	€34	10-12%	Q3 2022	Q1 2024
Barcelona	Expansion	Distribution (C)	Multi-tenant	3.3	12	€13	10-12%	Q4 2022	Q3 2024
Lancaster, PA	Development	Distribution (A)	Build-to-suit	11.4	28	$164	10-12%	Q1 2023	Q3 2025
Gateway, GA Phase 2	Expansion	Distribution (A)	Multi-tenant	6.3	24	$39	10-12%	Q2 2023	Q1 2025
Russellville, AR	Expansion	Production Advantaged (A)	Build-to-suit	13.0	42	$90	10-12%	Q3 2023	Q4 2024
Spearwood, Australia	Expansion	Distribution (A)	Multi-tenant	3.3	20	A$64	10-12%	Q3 2023	Q1 2025
Plainville, CT	Development	Distribution (A)	Build-to-suit	12.1	31	$161	10-12%	Q4 2023	Q4 2025
(1)Cost to date through December 31, 2023, projects are substantially complete. Additional spending may be incurred for residual cost and retainage.

Expansion and Development Projects In Process and Announced
		Facility Type (A = Automated) (C = Conventional)		Under Construction		Investment in Expansion / Development (in millions)			Expected Stabilized NOI ROIC	Target Complete Date	Expected Full Stabilized Quarter
Facility	Opportunity Type		Tenant Opportunity	Cubic Feet (millions) (1)	Pallet Positions (thousands) (1)	Cost (2)	Estimate to Complete	Total Estimated Cost
Allentown, PA	Expansion	Conventional (C)	Multi-tenant	14.6	37	$5	$80-$85	$85-$90	10-12%	Q2 2025	Q1 2027
Kansas City, MO	Development	Conventional (C)	Multi-tenant	13.5	22	$—	$128 - $134	$128 - $134	10-12%	Q2 2025	Q1 2026
(1)Cubic feet and pallet positions are estimates while the facilities are under construction.
(2)Cost as of December 31, 2023.

Financial Supplement	Fourth Quarter 2023

Recent Acquisitions
Facility	Metropolitan Area	No. of Facilities	Cubic Feet (in millions)	Pallet Positions (in thousands)	Acquisition Price (in millions) (1)	Net Entry NOI Yield (1)	Expected Three Year Stabilized NOI ROIC	Date Purchased	Expected Full Stabilized Quarter
De Bruyn Cold Storage	Australia	1	2.0	21	A$24.9	8.2%	9-10%	7/1/2022	Q4 2025
Ormeau	Australia	1	2.1	10	A$36.1	—	9-10%	7/7/2023	Q2 2026
Safeway	New Jersey	1	6.0	17	$37.0	8.9%	9-10%	10/5/2023	Q3 2026
(1)Inclusive of expenses required to integrate and reach stabilization.

Financial Supplement	Fourth Quarter 2023
Unconsolidated Joint Ventures (Investments in Partially Owned Entities)

As of December 31, 2023, the Company owned a 14.99% equity share in the Brazil-based SuperFrio. The debt of our unconsolidated joint venture is non-recourse to us, except for customary exceptions pertaining to such matters as intentional misuse of funds, environmental conditions and material misrepresentations.

SuperFrio
	As of
Summary Balance Sheet - at the JV’s 100% share in BRLs	Q4 23		Q3 23		Q2 23		Q1 23		Q4 22
	($’s in thousands)
Net book value of property, buildings and equipment	R$	1,116,560	R$	1,107,455	R$	1,119,533	R$	1,112,850	R$	1,099,418
Other assets	490,036		463,194		476,615		466,146		512,948
Total assets	1,606,596		1,570,649		1,596,148		1,578,996		1,612,366

Debt	686,298		646,243		666,362		659,675		679,304
Other liabilities	496,756		500,639		492,444		464,967		461,286
Equity	423,542		423,767		437,342		454,354		471,776
Total liabilities and equity	R$	1,606,596	R$	1,570,649	R$	1,596,148	R$	1,578,996	R$	1,612,366

Americold’s ownership percentage	15%		15%		15%		15%		15%

BRL/USD quarter-end rate	0.2061		0.1987		0.2089		0.1975		0.1892
Americold’s pro rata share of debt at BRL/USD rate		$21,217		$19,261		$20,880		$19,543		$19,279

	Three Months Ended
Summary Statement of Operations - at the JV’s 100% share in BRLs	Q4 23		Q3 23		Q2 23		Q1 23		Q4 22
	($’s in thousands)
Revenues	R$	169,006	R$	161,229	R$	158,418	R$	156,234	R$	163,109
Cost of operations	110,295		110,741		113,467		110,947		103,302
Selling, general and administrative expense	7,523		7,464		8,111		8,658		13,732
M&A expense	(5,677)		4,896		(919)		2,751		3,940
Depreciation & amortization	20,315		19,658		19,846		20,070		20,672
Total operating expenses	132,456		142,759		140,505		142,426		141,646
Operating income	36,550		18,470		17,913		13,808		21,463

Interest expense	31,831		31,292		32,977		32,488		28,588
Other expense (income)	(981)		(906)		(1,532)		(1,799)		(631)
Current income tax expense	(347)		1,012		890		1,567		1,519
Deferred income tax benefit	124		(732)		(78)		(245)		(216)
Non-operating expenses	30,627		30,666		32,257		32,011		29,260
Net gain (loss)	R$	5,923	R$	(12,196)	R$	(14,344)	R$	(18,203)	R$	(7,797)

Americold’s ownership percentage	15%		15%		15%		15%		15%

BRL/USD average rate	0.2019		0.2047		0.2022		0.1927		0.1901
Americold’s pro rata share of NOI		$1,778		$1,550		$1,363		$1,309		$1,705
Americold’s pro rata share of Net gain (loss)		$179		$(374)		$(435)		$(526)		$(222)
Americold’s pro rata share of Core FFO		$309		$73		$(225)		$(177)		$163
Americold’s pro rata share of AFFO		$526		$275		$85		$42		$378

Financial Supplement	Fourth Quarter 2023

2024 Guidance

The ranges for these metrics do not include the impact of acquisitions, dispositions, or capital markets activity beyond that which has been previously announced.

As of
February 22, 2024
Warehouse segment same store revenue growth (constant currency)	2.5% - 5.5%
Warehouse segment same store NOI growth (constant currency)	400 - 450 bps higher than associated revenue
Warehouse segment non-same store NOI	$(3)M - $9M
Transportation and Managed segment NOI	$45M - $50M
Total selling, general and administrative expense (inclusive of share-based compensation expense of $23M - $25M and $5M - $7M of Orion amortization)	$247M - $261M
Interest expense	$141M - $149M
Current income tax expense	$9M - $12M
Deferred income tax benefit	$6M - $8M
Non real estate depreciation and amortization expense	$112M - $118M
Total maintenance capital expenditures	$80M - $90M
Development starts (1)	$200M - $300M
AFFO per share	$1.32 - $1.42
Assumed FX rates	1 ARS = 0.0012 USD 1 AUS = 0.6615 USD 1 BRL = 0.2016 USD 1 CAD = 0.7438 USD 1 EUR = 1.0914 USD 1 GBP = 1.2662 USD 1 NZD = 0.6168 USD 1 PLN = 0.2520 USD
(1)Represents the aggregate invested capital for initiated development opportunities.

Financial Supplement	Fourth Quarter 2023

Notes and Definitions
We use the following non-GAAP financial measures as supplemental performance measures of our business: NAREIT FFO, Core FFO, Adjusted FFO, EBITDAre, Core EBITDA, net debt to pro-forma Core EBITDA and segment contribution (‘NOI”).
We calculate funds from operations, or FFO, in accordance with the standards established by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. NAREIT defines FFO as net income or loss determined in accordance with U.S. GAAP, excluding extraordinary items as defined under U.S. GAAP and gains or losses from sales of previously depreciated operating real estate and other assets, plus specified non-cash items, such as real estate asset depreciation and amortization impairment charge on real estate related assets and our share of reconciling items for partially owned entities. We believe that FFO is helpful to investors as a supplemental performance measure because it excludes the effect of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs, which implicitly assumes that the value of real estate diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, FFO can facilitate comparisons of operating performance between periods and among other equity REITs.
We calculate core funds from operations, or Core FFO, as NAREIT FFO adjusted for the effects of gain or loss on the sale of non-real estate assets, acquisition, cyber incident and other, net, goodwill impairment (when applicable), loss on debt extinguishment, modifications and termination of derivative instruments, foreign currency exchange (gain) loss, gain on legal settlement related to prior period operations, gain or loss from discontinued operations net of tax, impairment of related party receivable, loss on fair put option, gain on extinguishment of New Market Tax Credit structure, loss on deconsolidation of subsidiary contributed to LATAM joint venture, and gain from sale of LATAM joint venture. We also adjust for the impact of Core FFO on our share of reconciling items for partially owned entities, and gain from disposition of partially owned entities. We believe that Core FFO is helpful to investors as a supplemental performance measure because it excludes the effects of certain items which can create significant earnings volatility, but which do not directly relate to our core business operations. We believe Core FFO can facilitate comparisons of operating performance between periods, while also providing a more meaningful predictor of future earnings potential.
However, because NAREIT FFO and Core FFO add back real estate depreciation and amortization and do not capture the level of maintenance capital expenditures necessary to maintain the operating performance of our properties, both of which have material economic impacts on our results from operations, we believe the utility of NAREIT FFO and Core FFO as a measure of our performance may be limited.
We calculate adjusted funds from operations, or Adjusted FFO, as Core FFO adjusted for the effects of amortization of deferred financing costs and pension withdrawal liability, amortization of above or below market leases, non-real estate asset impairment, straight-line net rent, benefit from deferred income taxes, stock-based compensation expense, non-real estate depreciation and amortization and maintenance capital expenditures. We also adjust for AFFO attributable to our share of reconciling items of partially owned entities and discontinued operations. We believe that Adjusted FFO is helpful to investors as a meaningful supplemental comparative performance measure of our ability to make incremental capital investments in our business and to assess our ability to fund distribution requirements from our operating activities.
FFO, Core FFO and Adjusted FFO are used by management, investors and industry analysts as supplemental measures of operating performance of equity REITs. FFO, Core FFO and Adjusted FFO should be evaluated along with U.S. GAAP net income and net income per diluted share (the most directly comparable U.S. GAAP measures) in evaluating our operating performance. FFO, Core FFO and Adjusted FFO do not represent net income or cash flows from operating activities in accordance with U.S. GAAP and are not indicative of our results of operations or cash flows from operating activities as disclosed in our consolidated statements of operations included in our quarterly and annual reports. FFO, Core FFO and Adjusted FFO should be considered as supplements, but not alternatives, to our net income or cash flows from operating activities as indicators of our operating performance. Moreover, other REITs may not calculate FFO in accordance with the NAREIT definition or may interpret the NAREIT definition differently than we do. Accordingly, our FFO may not be comparable to FFO as calculated by other REITs. In addition, there is no industry definition of Core FFO or Adjusted FFO and, as a result, other REITs may also calculate Core FFO or Adjusted FFO, or other similarly-captioned metrics, in a manner different than we do. The table above reconciles FFO, Core FFO and Adjusted FFO to net (loss) income, which is the most directly comparable financial measure calculated in accordance with U.S. GAAP.
We calculate EBITDA for Real Estate, or EBITDAre, in accordance with the standards established by the Board of Governors of NAREIT, defined as, earnings before interest expense, taxes, depreciation and amortization, net gain on sale of real estate, net of withholding taxes, and adjustment to reflect share of EBITDAre of partially owned entities. EBITDAre is a measure commonly used in our industry, and we present EBITDAre to enhance investor understanding of our operating performance. We believe that EBITDAre provides investors and analysts with a measure of operating results unaffected by differences in capital structures, capital investment cycles and useful life of related assets among otherwise comparable companies.
We also calculate our Core EBITDA as EBITDAre further adjusted for acquisition, cyber and other, net, loss from investments in partially owned entities, impairment of indefinite and long-lived assets (when applicable), foreign currency exchange loss or gain, stock-based compensation expense, loss on debt extinguishment, modifications and termination of derivative instruments, net gain on other asset disposals, reduction in EBITDAre from partially owned entities, discontinued operations, impairment of related party loan receivable, loss on fair value of put, gain on extinguishment of new market tax credit structure, and loss on deconsolidation of subsidiary contributed to LATAM joint venture.. We believe that the presentation of Core EBITDA provides a measurement of our operations that is meaningful to investors because it excludes the effects of certain items that are otherwise included in EBITDAre but which we do not believe are indicative of our core business operations. EBITDAre and Core EBITDA are not measurements of financial performance under U.S. GAAP, and our EBITDAre and Core EBITDA may not be comparable to similarly titled measures of other companies. You should not consider our EBITDAre and Core EBITDA as alternatives to net income or cash flows from operating activities determined in accordance with U.S. GAAP. Our calculations of EBITDAre and Core EBITDA have limitations as analytical tools, including:

NOI is calculated as earnings before interest expense, taxes, depreciation and amortization, and excluding corporate Selling, general, and administrative expense; Acquisition, cyber incident, and other, net; Impairment of indefinite and long-lived assets; gain or loss on sale of real estate and all components of non-operating other income and expense. Management believes that this is a helpful metric to measure period to period operating performance of the business.

•these measures do not reflect our historical or future cash requirements for maintenance capital expenditures or growth and expansion capital expenditures;
•these measures do not reflect changes in, or cash requirements for, our working capital needs;
•these measures do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our indebtedness;
•these measures do not reflect our tax expense or the cash requirements to pay our taxes; and
•although depreciation and amortization are non-cash charges, the assets being depreciated will often have to be replaced in the future and these measures do not reflect any cash requirements for such replacements.

Financial Supplement	Fourth Quarter 2023

We use Core EBITDA and EBITDAre as measures of our operating performance and not as measures of liquidity. The table on page 21 reconciles EBITDA, EBITDAre and Core EBITDA to net income, which is the most directly comparable financial measure calculated in accordance with U.S. GAAP.
Net debt to proforma Core EBITDA is calculated using total debt, plus capital lease obligations, less cash and cash equivalents, divided by pro-forma Core EBITDA. We calculate pro-forma Core EBITDA as Core EBITDA further adjusted for acquisitions, dispositions and for rent expense associated with lease buy-outs and lease exits. The pro-forma adjustment for acquisitions reflects the Core EBITDA for the period of time prior to acquisition. The pro-forma adjustment for leased facilities exited or purchased reflects the add-back for the related lease expense from the last year. The pro-forma adjustment for dispositions reduces Core EBITDA for the earnings of facilities disposed of or exited during the year, including the strategic exit of certain third-party managed business.
We define our “same store” population once annually at the beginning of the current calendar year. Our population includes properties owned or leased for the entirety of two comparable periods with at least twelve consecutive months of normalized operations prior to January 1 of the current calendar year. We define “normalized operations” as properties that have been open for operation or lease, after development or significant modification (e.g., expansion or rehabilitation subsequent to a natural disaster). Acquired properties are included in the “same store” population if owned by us as of the first business day of the prior calendar year (e.g. January 1, 2022) and are still owned by us as of the end of the current reporting period, unless the property is under development. The “same store” pool is also adjusted to remove properties that were sold or entered development subsequent to the beginning of the current calendar year. Beginning January of 2024, changes in ownership structure (e.g., purchase of a previously leased warehouse) will no longer result in a facility being excluded from the same store population, as management believes that actively managing its real estate is normal course of operations. Additionally, management will begin to classify new developments (both conventional and automated facilities) as a component of the same store pool once the facility is considered fully operational and both inbounding and outbounding product for at least twelve consecutive months prior to January 1 of the current calendar year.

We calculate “same store revenue” as revenues for the same store population. We calculate “same store contribution (NOI)” as revenues for the same store population less its cost of operations (excluding any depreciation and amortization, impairment charges, corporate-level selling, general and administrative expenses, corporate-level acquisition, cyber incident and other, net and gain or loss on sale of real estate). In order to derive an appropriate measure of period-to-period operating performance, we also calculate our same store contribution (NOI) on a constant currency basis to remove the effects of foreign currency exchange rate movements by using the comparable prior period exchange rate to translate from local currency into U.S. dollars for both periods. We evaluate the performance of the warehouses we own or lease using a “same store” analysis, and we believe that same store contribution (NOI) is helpful to investors as a supplemental performance measure because it includes the operating performance from the population of properties that is consistent from period to period and also on a constant currency basis, thereby eliminating the effects of changes in the composition of our warehouse portfolio and currency fluctuations on performance measures. Same store contribution (NOI) is not a measurement of financial performance under U.S. GAAP. In addition, other companies providing temperature-controlled warehouse storage and handling and other warehouse services may not define same store or calculate same store contribution (NOI) in a manner consistent with our definition or calculation. Same store contribution (NOI) should be considered as a supplement, but not as an alternative, to our results calculated in accordance with U.S. GAAP. The tables beginning on page 33 provide reconciliations for same store revenues and same store contribution (NOI).
We define “maintenance capital expenditures” as capital expenditures made to extend the life of, and provide future economic benefit from, our existing temperature-controlled warehouse network and its existing supporting personal property and information technology. Maintenance capital expenditures include capital expenditures made to extend the life of, and provide future economic benefit from, our existing temperature-controlled warehouse network and its existing supporting personal property and information technology. Maintenance capital expenditures do not include acquisition costs contemplated when underwriting the purchase of a building or costs which are incurred to bring a building up to Americold’s operating standards. See the tables on page 30 for additional information regarding our maintenance capital expenditures.
We define “total real estate debt” as the aggregate of the following: mortgage notes, senior unsecured notes, term loans and borrowings under our revolving line of credit. We define “total debt outstanding” as the aggregate of the following: total real estate debt, sale-leaseback financing obligations and financing lease obligations. See the tables on page 23 for additional information regarding our indebtedness.
All quarterly amounts and non-GAAP disclosures within this filing shall be deemed unaudited.